As filed with the Securities and Exchange Commission on September 21, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HCA Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	8062	27-3865930
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Franck II, Esq.
HCA Holdings, Inc.
Vice President and Corporate Secretary
One Park Plaza
Nashville, Tennessee 37203
Telephone: (615) 344-9551
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer:  As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Note	Offering Price(1)	Fee
7 3/4 % Senior Notes due 2021	$1,525,000,000	100%	$1,525,000,000	$177,053

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2011

PRELIMINARY PROSPECTUS

HCA Holdings, Inc.

Offer to Exchange

$1,525,000,000 aggregate principal amount of its 7 3/4% Senior Notes due 2021 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 7 3/4% Senior Notes due 2021 (the “outstanding notes,” and such transaction, the “exchange offer”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on a national market.

•	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 19 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is          , 2011.

MARKET, RANKING AND OTHER INDUSTRY DATA

The data included or incorporated by reference in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of government agencies or published industry sources and estimates based on management’s knowledge and experience in the markets in which we operate. These estimates have been based on information obtained from our trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar industry data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to:

•	the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms;

•	the effects related to the enactment and implementation of the Budget Control Act of 2011 (“BCA”) and the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry;

•	increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts;

•	the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services;

•	possible changes in the Medicare, Medicaid and other state programs, including Medicaid supplemental payments pursuant to upper payment limit (“UPL”) programs, that may impact reimbursements to health care providers and insurers;

•	the highly competitive nature of the health care business;

•	changes in revenue mix, including potential declines in the population covered under managed care agreements and the ability to enter into and renew managed care provider agreements on acceptable terms;

•	the efforts of insurers, health care providers and others to contain health care costs;

•	the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures;

•	increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel;

•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;

•	changes in accounting practices;

•	changes in general economic conditions nationally and regionally in our markets;

•	future divestitures which may result in charges and possible impairments of long-lived assets;

•	changes in business strategy or development plans;

•	delays in receiving payments for services provided;

•	the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions;

•	potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us;

•	our ability to demonstrate meaningful use of certified electronic health record technology and recognize revenues for the related Medicare or Medicaid incentive payments; and

•	other risk factors described in this prospectus.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We caution you that the important factors discussed above and incorporated by reference may not contain all of the material factors that are important to you. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

ii

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the exchange offer by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus from the date we filed that document.

We incorporate by reference the documents listed below:

•	HCA Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 (SEC File No. 001-11239);

•	HCA Holdings, Inc.’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011;

•	HCA Holdings, Inc.’s Current Reports on Form 8-K, filed on February 11, 2011, March 16, 2011, April 5, 2011, May 4, 2011, May 9, 2011, July 12, 2011, July 26, 2011, July 28, 2011, August 1, 2011, and September 21, 2011 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein); and

•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus and before the termination of the exchange offer to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary
HCA Holdings, Inc.
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551

iii

PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in and incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read the entire prospectus and the information incorporated herein by reference, including the financial data and related notes and the section entitled “Risk Factors.”

As used herein, unless otherwise stated or indicated by context, references to (i) the “Issuer” refer to HCA Holdings, Inc., parent of HCA Inc., and not its affiliates, (ii) “HCA Inc.” refer to HCA Inc. and its affiliates and (iii) the “Company,” “HCA,” “we,” “our” or “us” refer to HCA Inc. and its affiliates prior to the Corporate Reorganization (as defined herein) and to HCA Holdings, Inc. and its affiliates upon the consummation of the Corporate Reorganization. The term “affiliates” means direct and indirect subsidiaries and partnerships and joint ventures in which such subsidiaries are partners. The terms “facilities” or “hospitals” refer to entities with ownership interests held by and operated by affiliates of HCA and the term “employees” refers to employees of affiliates of HCA.

Our Company

We are the largest non-governmental hospital operator in the U.S. and a leading comprehensive, integrated provider of health care and related services. We provide these services through a network of acute care hospitals, outpatient facilities, clinics and other patient care delivery settings. As of June 30, 2011, we operated a diversified portfolio of 164 hospitals (with approximately 42,000 beds) and 111 freestanding surgery centers across 20 states throughout the U.S. and in England. As a result of our efforts to establish significant market share in large and growing urban markets with attractive demographic and economic profiles, we currently have a substantial market presence in 14 of the top 25 fastest growing markets with populations greater than 500,000 in the U.S. and currently maintain the first or second position, based on inpatient admissions, in many of our key markets. We believe our ability to successfully position and grow our assets in attractive markets and execute our operating plan has contributed to the strength of our financial performance over the last several years. For the six months ended June 30, 2011, we generated revenues of $16.118 billion, net income attributable to HCA Holdings, Inc. of $469 million and Adjusted EBITDA of $3.010 billion.

Our patient-first strategy is to provide high quality health care services in a cost-efficient manner. We intend to build upon our history of profitable growth by maintaining our dedication to quality care, increasing our presence in key markets through organic expansion and strategic acquisitions and joint ventures, leveraging our scale and infrastructure, and further developing our physician and employee relationships. We believe pursuing these core elements of our strategy helps us develop a faster-growing, more stable and more profitable business and increases our relevance to patients, physicians, payers and employers.

Using our scale, significant resources and over 40 years of operating experience, we have developed a significant management and support infrastructure. Some of the key components of our support infrastructure include a revenue cycle management organization, a health care group purchasing organization (“GPO”), an information technology and services provider, a nurse staffing agency and a medical malpractice insurance underwriter. These shared services have helped us to maximize our cash collection efficiency, achieve savings in purchasing through our scale, more rapidly deploy information technology upgrades, more effectively manage our labor pool and achieve greater stability in malpractice insurance premiums. Collectively, these components have helped us to further enhance our operating effectiveness, cost efficiency and overall financial results. We have also created a subsidiary, Parallon Business Solutions, that offers certain of these component services to other health care companies.

Since the founding of our business in 1968 as a single-facility hospital company, we have demonstrated an ability to consistently innovate and sustain growth during varying economic and regulatory climates. Under the leadership of an experienced senior management team, whose tenure at HCA averages over 20 years, we have established an extensive record of providing high quality care, profitably growing our business, making and integrating strategic acquisitions and efficiently and strategically allocating capital spending.

On November 17, 2006, HCA Inc. was acquired by a private investor group comprised of affiliates of or funds sponsored by Bain Capital Partners, LLC (“Bain Capital”), Kohlberg Kravis Roberts & Co. (“KKR”), Merrill Lynch

Global Private Equity (“MLGPE”), now BAML Capital Partners (each a “Sponsor”), Citigroup Inc., Bank of America Corporation (the “Sponsor Assignees”) and HCA founder Dr. Thomas F. Frist, Jr. (the “Frist Entities”), a group we collectively refer to as the “Investors,” and by members of management and certain other investors. We refer to the merger, the financing transactions related to the merger and other related transactions collectively as the “Recapitalization.”

Since the Recapitalization, we have achieved substantial operational and financial progress. During this time, we have made significant investments in expanding our service lines and expanding our alignment with highly specialized and primary care physicians. In addition, we have enhanced our operating efficiencies through a number of corporate cost-saving initiatives and an expansion of our support infrastructure. We have made investments in information technology to optimize our facilities and systems. We have also undertaken a number of initiatives to improve clinical quality and patient satisfaction. As a result of these initiatives, our financial performance has improved significantly from the year ended December 31, 2007, the first full year following the Recapitalization, to the year ended December 31, 2010, with revenues growing by $3.825 billion, net income attributable to HCA Holdings, Inc. increasing by $333 million and Adjusted EBITDA increasing by $1.276 billion. This represents compounded annual growth rates on these key metrics of 4.5%, 11.4% and 8.5%, respectively.

Our Industry

We believe well-capitalized, comprehensive and integrated health care delivery providers are well-positioned to benefit from the current industry trends, some of which include:

Aging Population and Continued Growth in the Need for Health Care Services.  According to the U.S. Census Bureau, the demographic age group of persons aged 65 and over is expected to experience compounded annual growth of 3.0% over the next 20 years, and constitute 19.3% of the total U.S. population by 2030. The Centers for Medicare & Medicaid Services (“CMS”) projects continued increases in hospital services based on the aging of the U.S. population, advances in medical procedures, expansion of health coverage, increasing consumer demand for expanded medical services and increased prevalence of chronic conditions such as diabetes, heart disease and obesity. We believe these factors will continue to drive increased utilization of health care services and the need for comprehensive integrated hospital networks that can provide a wide array of essential and sophisticated health care.

Continued Evolution of Quality-Based Reimbursement Favors Large-Scale, Comprehensive and Integrated Providers.  We believe the U.S. health care system is continuing to evolve in ways that favor large-scale, comprehensive and integrated providers that provide high levels of quality care. Specifically, we believe there are a number of initiatives that will continue to gain importance in the foreseeable future, including introduction of value-based payment methodologies tied to performance, quality and coordination of care, implementation of integrated electronic health records and information, and an increasing ability for patients and consumers to make choices about all aspects of health care. We believe our company is well positioned to respond to these emerging trends and has the resources, expertise and flexibility necessary to adapt in a timely manner to the changing health care regulatory and reimbursement environment.

Impact of Health Reform Law.  The Budget Control Act of 2011 and the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Reform Law”), will change how health care services are covered, delivered and reimbursed. It will do so through expanded coverage of uninsured individuals, significant reductions in the growth of Medicare program payments, material decreases in Medicare and Medicaid disproportionate share hospital (“DSH”) payments, and the establishment of programs where reimbursement is tied in part to quality and integration. The Health Reform Law, as enacted, is expected to expand health insurance coverage to approximately 32 to 34 million additional individuals through a combination of public program expansion and private sector health insurance reforms. We believe the expansion of private sector and Medicaid coverage will, over time, increase our reimbursement related to providing services to individuals who were previously uninsured. On the other hand, the reductions in the growth in Medicare payments and the decreases in DSH payments will adversely affect our government reimbursement. Because of the many variables involved, including pending court challenges, the potential for changes to the law as a result and efforts to amend or repeal the law, we are unable to predict the net impact of the Health Reform Law on us; however, we believe our experienced management team, emphasis on quality care and diverse service offerings will enable us to capitalize on the opportunities presented by the Health Reform Law, as well as adapt in a timely manner to its challenges.

Our Competitive Strengths

We believe our key competitive strengths include:

Largest Comprehensive, Integrated Health Care Delivery System.  We are the largest non-governmental hospital operator in the U.S., providing approximately 4% to 5% of all U.S. hospital services through our national footprint. The scope and scale of our operations, evidenced by the types of facilities we operate, the diverse medical specialties we offer and the numerous patient care access points we provide enable us to provide a comprehensive range of health care services in a cost-effective manner. As a result, we believe the breadth of our platform is a competitive advantage in the marketplace enabling us to attract patients, physicians and clinical staff while also providing significant economies of scale and increasing our relevance with commercial payers.

Reputation for High Quality Patient-Centered Care.  Since our founding, we have maintained an unwavering focus on patients and clinical outcomes. We believe clinical quality influences physician and patient choices about health care delivery. We align our quality initiatives throughout the organization by engaging corporate, local, physician and nurse leaders to share best practices and develop standards for delivering high quality care. We have invested extensively in quality of care initiatives, with an emphasis on implementing information technology and adopting industry-wide best practices and clinical protocols. As a result of these efforts, we have achieved significant progress in clinical quality. As measured by the CMS clinical core measures reported on the CMS Hospital Compare website and based on publicly available data for the twelve months ended June 30, 2010, our hospitals achieved a composite score of 98.5% of the CMS core measures versus the national average of 95.5%, making us among the top performing major health systems in the U.S. In addition, as required by the Health Reform Law, CMS will establish a value-based purchasing system and will adjust hospital payment rates based on hospital-acquired conditions and hospital readmissions. We also believe our quality initiatives favorably position us in a payment environment that is increasingly performance-based.

Leading Local Market Positions in Large, Growing, Urban Markets.  Over our history, we have sought to selectively expand and upgrade our asset base to create a premium portfolio of assets in attractive growing markets. As a result, we have a strong market presence in 14 of the top 25 fastest growing markets with populations greater than 500,000 in the U.S. We currently operate in 29 markets, 19 of which have populations of one million or more, with all but two of these markets projecting growth above the national average from 2011 to 2016. Our inpatient market share places us first or second in many of our key markets. We believe the strength and stability of these market positions will create organic growth opportunities and allow us to develop long-term relationships with patients, physicians, large employers and third-party payers.

Diversified Revenue Base and Payer Mix.  We believe our broad geographic footprint, varied service lines and diverse revenue base mitigate our risks in numerous ways. Our diversification limits our exposure to competitive dynamics and economic conditions in any single local market, reimbursement changes in specific service lines and disruptions with respect to payers such as state Medicaid programs or large commercial insurers. We have a diverse portfolio of assets with no single facility contributing more than 2.3% of our revenues and no single metropolitan statistical area contributing more than 8.0% of revenues for the year ended December 31, 2010. We have also developed a highly diversified payer base, including approximately 3,000 managed care contracts, with no single commercial payer representing more than 8% of revenues for the year ended December 31, 2010. In addition, we are one of the country’s largest providers of outpatient services, which accounted for approximately 38% of our revenues for the year ended December 31, 2010. We believe the geographic diversity of our markets and the scope of our inpatient and outpatient operations help reduce volatility in our operating results.

Scale and Infrastructure Drive Cost Savings and Efficiencies.  Our scale allows us to leverage our support infrastructure to achieve significant cost savings and operating efficiencies, thereby driving margin expansion. We strategically manage our supply chain through centralized purchasing and supply warehouses, as well as our revenue cycle through centralized billing, collections and health information management functions. We also manage the provision of information technology through a combination of centralized systems with regional service support as well as centralize many other clinical and corporate functions, creating economies of scale in managing expenses and business processes. In addition to the cost savings and operating efficiencies, this support infrastructure simultaneously generates revenue from third parties that utilize our services.

Well-Capitalized Portfolio of High Quality Assets.  In order to expand the range and improve the quality of services provided at our facilities, we invested over $7.5 billion in our facilities and information technology systems over the five-year period ended June 30, 2011. We believe our significant capital investments in these areas will continue to attract new and returning patients, attract and retain high-quality physicians, maximize cost efficiencies and address the health care needs of our local communities. Furthermore, we believe our platform, as well as electronic health record infrastructure, national research and physician management capabilities, provide a strategic advantage by enhancing our ability to capitalize on anticipated incentives through the Health Information Technology for Economic and Clinical Health Act (“HITECH”) provisions of the American Recovery and Reinvestment Act of 2009 (“ARRA”) and position us well in an environment that increasingly emphasizes quality, transparency and coordination of care.

Strong Operating Results and Cash Flows.  Our leading scale, diversification, favorable market positions, dedication to clinical quality and focus on operational efficiency have enabled us to achieve attractive historical financial performance even during the most recent economic period. In the six months ended June 30, 2011, we generated net income attributable to HCA Holdings, Inc. of $469 million, Adjusted EBITDA of $3.010 billion and cash flows from operating activities of $1.666 billion. Our ability to generate strong and consistent cash flow from operations has enabled us to invest in our operations, reduce our debt, enhance earnings per share and continue to pursue attractive growth opportunities.

Proven and Experienced Management Team.  We believe the extensive experience and depth of our management team are a distinct competitive advantage in the complicated and evolving industry in which we compete. Our CEO and Chairman of the Board of Directors, Richard M. Bracken, began his career with our company over 29 years ago and has held various executive positions with us over that period, including, most recently, as our President and Chief Operating Officer. Our President, Chief Financial Officer and Director, R. Milton Johnson, joined our company over 28 years ago and has held various positions in our financial operations since that time. Our Group Presidents average approximately 20 years of experience with our company. Members of our senior management hold significant equity interests in our company, further aligning their long-term interests with those of our stockholders.

Our Growth Strategy

We are committed to providing the communities we serve with high quality, cost-effective health care while growing our business, increasing our profitability and creating long-term value for our stockholders. To achieve these objectives, we align our efforts around the following growth agenda:

Grow Our Presence in Existing Markets.  We believe we are well positioned in a number of large and growing markets that will allow us the opportunity to generate long-term, attractive growth through the expansion of our presence in these markets. We plan to continue recruiting and strategically collaborating with the physician community and adding attractive service lines such as cardiology, emergency services, oncology and women’s services. Additional components of our growth strategy include expanding our footprint through developing various outpatient access points, including surgery centers, rural outreach, freestanding emergency departments and walk-in clinics. Since our Recapitalization, we have invested significant capital into these markets and expect to continue to see the benefit of this investment.

Achieve Industry-Leading Performance in Clinical and Satisfaction Measures.  Achieving high levels of patient safety, patient satisfaction and clinical quality are central goals of our business model. To achieve these goals, we have implemented a number of initiatives including infection reduction initiatives, hospitalist programs, advanced health information technology and evidence-based medicine programs. We routinely analyze operational practices from our best-performing hospitals to identify ways to implement organization-wide performance improvements and reduce clinical variation. We believe these initiatives will continue to improve patient care, help us achieve cost efficiencies, grow our revenues and favorably position us in an environment where our constituents are increasingly focused on quality, efficacy and efficiency.

Recruit and Employ Physicians to Meet Need for High Quality Health Services.  We depend on the quality and dedication of the health care providers and other team members who serve at our facilities. We believe a critical component of our growth strategy is our ability to successfully recruit and strategically collaborate with physicians and other professionals to provide high quality care. We attract and retain physicians by providing high quality, convenient facilities with advanced technology, by expanding our specialty services and by building our outpatient operations. We believe our continued investment in the employment, recruitment and retention of physicians will improve the quality of care at our facilities.

Continue to Leverage Our Scale and Market Positions to Enhance Profitability.  We believe there is significant opportunity to continue to grow the profitability of our company by fully leveraging the scale and scope of our franchise. We are currently pursuing next generation performance improvement initiatives such as contracting for services on a multistate basis and expanding our support infrastructure for additional clinical and support functions, such as physician credentialing, medical transcription and electronic medical recordkeeping. We believe our centrally managed business processes and ability to leverage cost-saving practices across our extensive network will enable us to continue to manage costs effectively. We have created a subsidiary, Parallon Business Solutions, to leverage key components of our support infrastructure, including revenue cycle management, health care group purchasing, supply chain management and staffing functions, by offering these services to other hospital companies.

Selectively Pursue a Disciplined Development Strategy.  We continue to believe there are significant growth opportunities in our markets. We will continue to provide financial and operational resources to successfully execute on our in-market opportunities. To complement our in-market growth agenda, we intend to focus on selectively developing and acquiring new hospitals, outpatient facilities and other health care service providers. We believe the challenges faced by the hospital industry may spur consolidation and we believe our size, scale, national presence and access to capital will position us well to participate in any such consolidation. We have a strong record of successfully acquiring and integrating hospitals and entering into joint ventures and intend to continue leveraging this experience.

Recent Developments

On August 1, 2011, we issued $5.000 billion aggregate principal amount of notes, comprised of $3.000 billion of 6.50% senior secured first lien notes due 2020 (the “August 2011 first lien notes”) and $2.000 billion of 7.50% senior unsecured notes due 2022 (the “August 2011 unsecured notes”) (collectively, the “August notes offering”). On August 26, 2011, HCA Inc. redeemed all $3.200 billion aggregate principal amount of its outstanding 9 1/4% Senior Secured Notes due 2016 (the “Cash-Pay Notes”) and all $1.578 billion aggregate principal amount of its outstanding 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016 (the “Toggle Notes” and, together with the Cash-Pay Notes, the “Redeemed Notes”) (collectively, the “August redemptions”). We used the net proceeds from the August notes offering, together with $284 million of borrowings under our asset-based revolving credit facility, to fund the August redemptions.

On September 21, 2011, we completed the repurchase of 80,771,143 shares of HCA common stock beneficially owned by affiliates of Bank of America Corporation, using a combination of cash on hand and borrowing through available credit facilities.

Corporate Reorganization

On November 22, 2010, HCA Inc. reorganized by creating a new holding company structure (the “Corporate Reorganization”), pursuant to which HCA Holdings, Inc. became the new parent company, and HCA Inc. became HCA Holdings, Inc.’s wholly-owned direct subsidiary. As part of the Corporate Reorganization, HCA Inc.’s outstanding shares of capital stock were automatically converted, on a share for share basis, into identical shares of HCA Holdings, Inc.’s common stock, and HCA Holdings, Inc. became a guarantor but did not assume the debt of HCA Inc.’s outstanding secured notes and is not subject to the covenants contained in the indentures governing such secured notes. See “Description of Other Indebtedness.”

Through our predecessors, we commenced operations in 1968. HCA Inc. was incorporated in Nevada in January 1990 and reincorporated in Delaware in September 1993. Our principal executive offices are located at One Park Plaza, Nashville, Tennessee 37201, and our telephone number is (615) 344-9551.

Corporate Structure

The following diagram summarizes our corporate structure as of June 30, 2011. The indebtedness figures in the diagram below are as of June 30, 2011 and give effect to the August notes offering and the August redemptions.

(1)	In connection with the Corporate Reorganization, HCA Holdings, Inc. became a guarantor of all of HCA Inc.’s then-outstanding secured notes but is not subject to the covenants that apply to HCA Inc. or HCA Inc.’s restricted subsidiaries under those notes.

(2)	Consists of (i) a $2.000 billion asset-based revolving credit facility maturing on November 16, 2012 (the “asset-based revolving credit facility”) ($1.364 billion outstanding at June 30, 2011, as adjusted to give effect to the August notes offering and August redemptions); (ii) a $2.000 billion senior secured revolving credit facility maturing on November 17, 2015 (the “senior secured revolving credit facility”) (none outstanding at June 30, 2011, without giving effect to outstanding letters of credit); (iii) a $472 million senior secured term loan A-1 facility maturing on November 17, 2012; (iv) a $586 million senior secured term loan A-2 facility maturing on May 2, 2016; (v) a $1.689 billion senior secured term loan B-1 facility maturing on November 17, 2013; (vi) a $2.000 billion senior secured term loan B-2 facility maturing on March 31, 2017; (vii) a $2.373 billion senior secured term loan B-3 facility maturing on May 1, 2018; and (viii) a €291 million, or $421 million-equivalent, senior secured European term loan facility maturing on November 17, 2013. We refer to the facilities described under (ii) through (viii) above, collectively, as the “cash flow credit facility” and, together with the asset-based revolving credit facility, the “senior secured credit facilities.” Does not give effect to amounts that may be drawn under the revolving credit facility to fund our acquisition of HCA-HealthONE LLC, if consummated.

(3)	As adjusted, consists of (i) $1.500 billion aggregate principal amount of 8 1/2% first lien notes due 2019 that HCA Inc. issued in April 2009 (the “April 2009 first lien notes”); (ii) $1.250 billion aggregate principal amount of 7 7/8% first lien notes due 2020 that HCA Inc. issued in August 2009 (the “August 2009 first lien notes”), (iii) $1.400 billion aggregate principal amount of 7 1/4 % first lien notes due 2020 that HCA Inc. issued in March 2010 (the “March 2010 first lien notes”); (iv) $3.000 billion aggregate principal amount of 6.50% first lien notes due 2020 (the “August 2011 first lien notes” and, collectively with the April 2009 first lien notes, the August 2009 first lien notes and the March 2010 first lien notes, the “first lien notes”) and (v) $72 million of unamortized debt discounts that reduce the existing indebtedness.

(4)	As adjusted, consists of (i) $201 million aggregate principal amount of 9 7/8% second lien notes due 2017, and (ii) $5 million of unamortized debt discounts that reduce the existing indebtedness. We refer to the notes issued in (i) as the “second lien notes” and, together with the first lien notes, the “existing secured notes.” On August 26, 2011, HCA Inc. completed the August redemptions.

(5)	As adjusted, consists of (i) 2.000 billion aggregate principal amount of 7.50% senior notes due 2022 that HCA Inc. issued in August 2011; (ii) an aggregate principal amount of $246 million medium-term notes with maturities ranging from 2014 to 2025 and a weighted average interest rate of 8.28%; (iii) an aggregate principal amount of $886 million debentures with maturities ranging from 2015 to 2095 and a weighted average interest rate of 7.55%; (iv) an aggregate principal amount of $4.694 billion senior notes with maturities ranging from 2012 to 2033 and a weighted average interest rate of 6.54%; (v) $304 million of secured debt, which represents capital leases and other secured debt with a weighted average interest rate of 7.13%; and (vi) $8 million of unamortized debt discounts that reduce the existing indebtedness. For more information regarding our unsecured and other indebtedness, see “Description of Other Indebtedness.”

(6)	The cash flow credit facility and the first lien notes are secured by first-priority liens, and the second lien notes and related guarantees are secured by second-priority liens, on substantially all the capital stock of Healthtrust, Inc. — The Hospital Company and the first-tier subsidiaries of the subsidiary guarantors (but limited to 65% of the voting stock of any such first-tier subsidiary that is a foreign subsidiary), subject to certain exceptions.

(7)	Includes subsidiaries which are designated as “restricted subsidiaries” under HCA Inc.’s indenture dated as of December 16, 1993, certain of their wholly owned subsidiaries formed in connection with the asset-based revolving credit facility and certain excluded subsidiaries (non-material subsidiaries).

The Exchange Offer

In connection with the issuance of the outstanding notes, we entered into a registration rights agreement (as more fully described below) with the initial purchasers of the outstanding notes. Under this agreement, we agreed to deliver to you this prospectus and to consummate the exchange offer for the outstanding notes by November 18, 2011. If we do not consummate the exchange offer for the outstanding notes by November 18, 2011, we will incur additional interest expense pursuant to the registration rights agreement. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except that:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	our obligation to pay additional interest on the outstanding notes due to the failure to consummate the exchange offer by a certain date does not apply to the exchange notes.

The Exchange Offer	We are offering to exchange $1,525,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2021 which have been registered under the Securities Act for any and all of our existing 7 3/4% Senior Notes due 2021.

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

• is our affiliate;

• does not acquire exchange notes in the ordinary course of its business; or

• tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless extended by us. We currently do not intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	Each exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the applicable accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

• you are acquiring the exchange notes in the ordinary course of your business; and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Tax Consequences.”

Regulatory Approvals	Other than compliance with the Securities Act and qualification of the indenture governing the notes under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Deutsche Bank Trust Company Americas is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer — Exchange Agent.”

The Exchange Notes

The following summary highlights all material information contained elsewhere in this prospectus but does not contain all the information that you should consider before participating in the exchange offer. We urge you to read this entire prospectus, including the “Risk Factors” section and the consolidated financial statements and related notes.

Issuer	HCA Holdings, Inc.

Securities Offered	$1,525,000,000 aggregate principal amount of 7 3/4% senior notes due 2021.

Maturity Date	The exchange notes will mature on May 15, 2021.

Interest Rate	Interest on the exchange notes will be payable in cash and will accrue at a rate of 7 3/4% per annum.

Interest Payment Dates	May 15 and November 15. Interest began to accrue from November 23, 2010.

Ranking	The exchange notes will be the Issuer’s senior obligations and will:

• rank senior in right of payment to any of its future subordinated indebtedness;

• rank equally in right of payment with any of its future senior indebtedness;

• be effectively subordinated in right of payment to any of its future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

• be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of its subsidiaries.

As of the date hereof, HCA Holdings, Inc. has no indebtedness other than the outstanding notes. As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and the August redemptions:

• the exchange notes would have been structurally subordinated in right of payment to $24.386 billion of indebtedness, $16.560 billion of which would have been secured; and

• HCA Inc. would have had an additional $1.934 billion of unutilized capacity under its senior secured revolving credit facility and $636 million of unutilized capacity under its asset-based revolving credit facility, subject to borrowing base limitations, all of which would be structurally senior to the exchange notes offered hereby if borrowed.

Guarantees	The exchange notes will not be guaranteed by any of the Issuer’s existing or future direct or indirect subsidiaries.

Optional Redemption	The Issuer may redeem the exchange notes, in whole or in part, at any time prior to November 15, 2015 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium,” as described under “Description of the Notes — Optional Redemption.”

The Issuer may redeem the exchange notes, in whole or in part, on or after November 15, 2015, at the redemption prices set forth under “Description of the Notes — Optional Redemption.”

Additionally, from time to time before November 15, 2013, the Issuer may choose to redeem up to 35% of the principal amount of the exchange notes at a redemption price equal to 107.750% of the face amount thereof, with the net cash proceeds that we raise in one or more equity offerings.

Change of Control Offer	Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require the Issuer to repurchase some or all of your exchange notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control.”

The Issuer may not be able to pay you the required price for exchange notes you present to it at the time of a change of control, because:

• the Issuer may not have enough funds at that time; or

• the terms of our indebtedness under HCA Inc.’s senior secured credit facilities may prevent it from making such payment.

Your right to require the Issuer to repurchase the exchange notes upon the occurrence of a change of control will cease to apply to the exchange notes at all times during which such exchange notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

Certain Covenants	The indenture governing the exchange notes contains covenants limiting the Issuer’s and certain of its subsidiaries’ ability to:

• create liens on certain assets to secure debt;

• engage in certain sale and lease-back transactions; and

• consolidate, merge, sell or otherwise dispose of all or substantially all of its assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes.” See “Description of the Notes — Certain Covenants — Covenant Suspension.”

No Prior Market	The exchange notes will be new securities for which there is currently no market. Although the initial purchasers of the outstanding notes have informed the Issuer that they intend to make a market in the exchange notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, the Issuer cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratios of earnings available for fixed charges to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six Months Ended
	June 30,	June 30,	Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges(1)	1.85	2.05	1.97	1.91	1.52	1.57	2.61

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings before income tax expense, and net income attributable to noncontrolling interests, plus fixed charges; and fixed charges include: (a) interest expense; (b) amortization of capitalized expenses related to debt; and (c) the portion of rental expense which management believes is representative of the interest component of rent expense.

Risk Factors

You should consider carefully all of the information set forth and incorporated by reference in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

SUMMARY FINANCIAL DATA

The following table sets forth our summary financial data as of and for the periods indicated. The financial data as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 have been derived from our consolidated financial statements incorporated by reference into this prospectus, which have been audited by Ernst & Young LLP. The financial data as of December 31, 2008 has been derived from our consolidated financial statements audited by Ernst & Young LLP that are not included or incorporated by reference herein.

The summary financial data as of June 30, 2011 and for the six months ended June 30, 2011 and 2010 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The summary financial data as of June 30, 2010 has been derived from our unaudited condensed consolidated financial statements that are not included or incorporated by reference herein. The unaudited financial data presented has been prepared on a basis consistent with HCA Holdings, Inc.’s audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The summary financial data should be read in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes thereto and our unaudited condensed consolidated financial statements and the related notes thereto incorporated by reference into this prospectus.

				Six Months Ended
	Years Ended December 31,			June 30,
	2010	2009	2008	2011	2010
				(Unaudited)
	(Dollars in millions)

Income Statement Data:
Revenues	$30,683	$30,052	$28,374	$16,118	$15,300

Salaries and benefits	12,484	11,958	11,440	6,615	6,148
Supplies	4,961	4,868	4,620	2,570	2,451
Other operating expenses	5,004	4,724	4,554	2,648	2,428
Provision for doubtful accounts	2,648	3,276	3,409	1,424	1,352
Equity in earnings of affiliates	(282)	(246)	(223)	(149)	(143)
Depreciation and amortization	1,421	1,425	1,416	716	710
Interest expense	2,097	1,987	2,021	1,053	1,046
Losses (gains) on sales of facilities	(4)	15	(97)	1	—
Impairments of long-lived assets	123	43	64	—	109
Loss on retirement of debt	—	—	—	75	—
Termination of management agreement	—	—	—	181	—

	28,452	28,050	27,204	15,134	14,101

Income before income taxes	2,231	2,002	1,170	984	1,199
Provision for income taxes	658	627	268	330	345

Net income	1,573	1,375	902	654	854
Net income attributable to noncontrolling interests	366	321	229	185	173

Net income attributable to HCA Holdings, Inc.	$1,207	$1,054	$673	$469	$681

				Six Months Ended
	Years Ended December 31,			June 30,
	2010	2009	2008	2011	2010
				(Unaudited)
	(Dollars in millions)
Statement of Cash Flows Data:
Cash flows provided by operating activities	$3,085	$2,747	$1,990	$1,666	$1,295
Cash flows used in investing activities	(1,039)	(1,035)	(1,467)	(812)	(51)
Cash flows used in financing activities	(1,947)	(1,865)	(451)	(726)	(1,206)
Other Financial Data:
EBITDA(1)	$5,383	$5,093	$4,378	$2,568	$2,782
Adjusted EBITDA(1)	5,868	5,472	4,574	3,010	3,064
Capital expenditures	1,325	1,317	1,600	776	536
Operating Data:(2)
Number of hospitals at end of period(3)	156	155	158	157	154
Number of freestanding outpatient surgical centers at end of period(4)	97	97	97	98	98
Number of licensed beds at end of period(5)	38,827	38,839	38,504	39,472	38,636
Weighted average licensed beds(6)	38,655	38,825	38,422	39,209	38,647
Admissions(7)	1,554,400	1,556,500	1,541,800	804,400	784,100
Equivalent admissions(8)	2,468,400	2,439,000	2,363,600	1,277,300	1,233,400
Average length of stay (days)(9)	4.8	4.8	4.9	4.8	4.9
Average daily census(10)	20,523	20,650	20,795	21,380	21,053
Occupancy(11)	53%	53%	54%	55%	54%
Emergency room visits(12)	5,706,200	5,593,500	5,246,400	3,039,600	2,803,300
Outpatient surgeries(13)	783,600	794,600	797,400	392,100	389,300
Inpatient surgeries(14)	487,100	494,500	493,100	239,900	244,300
Days revenues in accounts receivable(15)	46	45	49	44	45
Gross patient revenues(16)	$125,640	$115,682	$102,843	$69,006	$61,785
Outpatient revenues as a percentage of patient revenues(17)	38%	38%	37%	38%	37%
Balance Sheet Data:
Working capital(18)	$2,650	$2,264	$2,391	$2,613	$2,395
Property, plant and equipment, net	11,352	11,427	11,529	11,584	11,152
Cash and cash equivalents	411	312	465	539	350
Total assets	23,852	24,131	24,280	23,877	23,420
Total debt	28,225	25,670	26,989	25,320	26,798
Equity securities with contingent redemption rights	141	147	155	—	144
Stockholders’ deficit attributable to HCA Holdings, Inc.	(11,926)	(8,986)	(10,255)	(8,681)	(10,525)
Noncontrolling interests	1,132	1,008	995	1,147	1,017
Total stockholders’ deficit	(10,794)	(7,978)	(9,260)	(7,534)	(9,508)

(1)	EBITDA, a measure used by management to evaluate operating performance, is defined as net income attributable to HCA Holdings, Inc. plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization. EBITDA is not a recognized term under generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. Management believes EBITDA is helpful to investors and our management in highlighting trends because EBITDA excludes the results of decisions outside the control of operating management and that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as EBITDA, adjusted to exclude net income attributable to noncontrolling interests, losses (gains) on sales of facilities, impairments of long-lived assets, loss on retirement of debt and termination of management agreement. We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as the primary measure to review and assess operating performance of its hospital facilities and their management teams. Adjusted EBITDA target amounts are the performance measures utilized in our annual incentive compensation programs and are vesting conditions for a portion of our stock option grants. Management and investors review both the overall performance (GAAP net income attributable to HCA Holdings, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities and impairments of long-lived assets will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered an alternative to net income attributable to HCA Holdings, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. There may be additional adjustments to Adjusted EBITDA under our agreements governing our material debt obligations, including the exchange notes offered hereby.

EBITDA and Adjusted EBITDA are calculated as follows:

				Six Months Ended
	Years Ended December 31,			June 30,
	2010	2009	2008	2011	2010
				(Unaudited)
	(Dollars in millions)

Net income attributable to HCA Holdings, Inc.	$1,207	$1,054	$673	$469	$681
Provision for income taxes	658	627	268	330	345
Interest expense	2,097	1,987	2,021	1,053	1,046
Depreciation and amortization	1,421	1,425	1,416	716	710

EBITDA	5,383	5,093	4,378	2,568	2,782

Net income attributable to noncontrolling interests(i)	366	321	229	185	173
Losses (gains) on sales of facilities(ii)	(4)	15	(97)	1	—
Impairments of long-lived assets(iii)	123	43	64	—	109
Loss on retirement of debt(iv)	—	—	—	75	—
Termination of management agreement(v)	—	—	—	181	—

Adjusted EBITDA	$5,868	$5,472	$4,574	$3,010	$3,064

(i)	Represents the add-back of net income attributable to noncontrolling interests.

(ii)	Represents the elimination of losses (gains) on sales of facilities.

(iii)	Represents the add-back of impairments of long-lived assets.

(iv)	Represents the add-back of loss on retirement of debt.

(v)	Represents the add-back of termination of management agreement.

(2)	The operating data set forth in this table includes only those facilities that are consolidated for financial reporting purposes.

(3)	Excludes facilities that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(4)	Excludes facilities that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(5)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(6)	Weighted average licensed beds represents the average number of licensed beds, weighted based on periods owned.

(7)	Represents the total number of patients admitted to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(8)	Equivalent admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenues and gross outpatient revenues and then dividing the resulting amount by gross inpatient revenues. The equivalent admissions computation “equates” outpatient revenues to the volume measure (admissions) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(9)	Represents the average number of days admitted patients stay in our hospitals.

(10)	Represents the average number of patients in our hospital beds each day.

(11)	Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

(12)	Represents the number of patients treated in our emergency rooms.

(13)	Represents the number of surgeries performed on patients who were not admitted to our hospitals. Pain management and endoscopy procedures are not included in outpatient surgeries.

(14)	Represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management and endoscopy procedures are not included in inpatient surgeries.

(15)	Revenues per day is calculated by dividing the revenues for the period by the days in the period. Days revenues in accounts receivable is then calculated as accounts receivable, net of the allowance for doubtful accounts, at the end of the period divided by revenues per day.

(16)	Gross patient revenues are based upon our standard charge listing. Gross charges/revenues typically do not reflect what our hospital facilities are paid. Gross charges/revenues are reduced by contractual adjustments, discounts and charity care to determine reported revenues.

(17)	Represents the percentage of patient revenues related to patients who are not admitted to our hospitals.

(18)	We define working capital as current assets minus current liabilities.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition or results of operations; however, the following risks are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose all or part of your original investment.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the prospectus distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary — The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of each series of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations.

We are highly leveraged. As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and August redemptions, our total indebtedness would have been $25.826 billion. As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and August redemptions, the Issuer would have had availability of $1.934 billion under its senior secured revolving credit facility and $636 million under its asset-based revolving credit facility, after giving effect to letters of credit and borrowing base limitations. Our high degree of leverage could have important consequences, including:

•	increasing our vulnerability to downturns or adverse changes in general economic, industry or competitive conditions and adverse changes in government regulations;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our unhedged borrowings are at variable rates of interest;

•	limiting our ability to make strategic acquisitions or causing us to make nonstrategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product or service line development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We and our subsidiaries have the ability to incur additional indebtedness in the future, subject to the restrictions contained in HCA Inc.’s senior secured credit facilities and the indentures governing HCA Inc.’s outstanding notes, and the indenture governing the exchange notes offered hereby. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness and may not be able to refinance our indebtedness on favorable terms. If we are unable to do so, we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

In addition, we conduct our operations through our subsidiaries, none of which will guarantee the exchange notes. Accordingly, repayment of our indebtedness is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Unless they become guarantors of the exchange notes, our subsidiaries will not have any obligation to pay amounts due on the exchange notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. The agreements governing the current and future indebtedness of the Issuer’s subsidiaries may not permit the Issuer’s subsidiaries to provide the Issuer with sufficient dividends, distributions or loans to fund scheduled interest and principal payments on these exchange notes when due. The terms of HCA Inc.’s senior secured credit facilities and the indentures governing HCA Inc.’s outstanding notes, and the indenture governing the exchange notes offered hereby significantly restrict the Issuer and its subsidiaries from paying dividends and otherwise transferring assets to the Issuer. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries.

We may find it necessary or prudent to refinance our outstanding indebtedness with longer-maturity debt at a higher interest rate. In March of 2010, for example, we issued $1.400 billion in aggregate principal amount of 7 1/4% first lien notes due 2020. The net proceeds of this offering was used to prepay term loans under our cash flow credit facility, which currently bears interest at a lower floating rate. Our ability to refinance our indebtedness on favorable terms, or at all, is directly affected by the current global economic and financial conditions. In addition, our ability to incur secured indebtedness (which would generally enable us to achieve better pricing than the incurrence of unsecured indebtedness) depends in part on the value of our assets, which depends, in turn, on the strength of our cash flows and results of operations, and on economic and market conditions and other factors.

If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due.

Our and HCA Inc.’s debt agreements contain restrictions that limit our flexibility in operating our business.

HCA Inc.’s senior secured credit facilities and the indentures governing HCA Inc.’s outstanding notes contain, and the indenture governing the exchange notes offered hereby will contain, various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

Under HCA Inc.’s asset-based revolving credit facility, when (and for as long as) the combined availability under HCA Inc.’s asset-based revolving credit facility and HCA Inc.’s senior secured revolving credit facility is less than a specified amount for a certain period of time or, if a payment or bankruptcy event of default has occurred and is continuing, funds deposited into any of HCA Inc.’s depository accounts will be transferred on a daily basis into a blocked account with the administrative agent and applied to prepay loans under the asset-based revolving credit facility and to cash collateralize letters of credit issued thereunder.

Under HCA Inc.’s senior secured credit facilities, HCA Inc. is required to satisfy and maintain specified financial ratios. Its ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance HCA Inc. will continue to meet those ratios. A breach of any of these covenants could result in a default under both the cash flow credit facility and the asset-based revolving credit facility. Upon the occurrence of an event of default under the senior secured credit facilities, the lenders thereunder could elect to declare all amounts outstanding under the senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If HCA Inc. were unable to repay those amounts, the lenders under the senior secured credit facilities could proceed against the collateral granted to them to secure such indebtedness. HCA has pledged a significant portion of its assets under HCA Inc.’s senior secured credit facilities and that collateral (other than certain European collateral securing HCA Inc.’s senior secured European term loan facility) is also pledged as collateral under HCA Inc.’s first lien notes. If any of the lenders under the senior secured credit facilities accelerate the repayment of borrowings, there can be no assurance there will be sufficient assets to repay the senior secured credit facilities, the first lien notes and the exchange notes offered hereby.

Risks related to the Exchange Notes

The following risks apply to the outstanding notes and will apply equally to the exchange notes.

The Issuer is the sole obligor of the notes; the notes are unsecured and the Issuer’s subsidiaries do not have any obligation with respect to the notes; the notes are structurally subordinated to all of the debt and liabilities of the Issuer’s subsidiaries and will be effectively subordinated to any of the Issuer’s secured debt.

The Issuer of the exchange notes, HCA Holdings, Inc., is a holding company that has no operations of its own and derives all of its revenues and cash flow from its subsidiaries. The Issuer’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the exchange notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. The exchange notes are structurally subordinated to all debt and liabilities of the Issuer’s subsidiaries, including HCA Inc. and will be effectively subordinated to any of the Issuer’s secured debt to the extent of the value of the collateral securing such debt. The claims of HCA Holdings, Inc.’s creditors and its subsidiaries’ creditors will be required to be paid before holders of the unsecured notes have a claim (if any) against the entities and their assets. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer’s subsidiaries, you will participate with all other holders of the Issuer’s indebtedness in the assets remaining after the Issuer’s subsidiaries have paid all of their debt and liabilities. In any of these cases, the Issuer’s subsidiaries may not have sufficient funds to make payments to the Issuer, and you may receive less, ratably, than the holders of debt of the Issuer’s subsidiaries and other liabilities.

As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and August redemptions, the aggregate amount of indebtedness of the Issuer’s subsidiaries would have been $25.826 billion, $16.560 billion of which would have been secured and all of which would have been structurally senior to the unsecured notes. As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and August redemptions, the Issuer’s subsidiaries could have borrowed $1.934 billion under HCA Inc.’s senior secured revolving credit facility and $636 million under its asset-based revolving credit facility, after giving effect to letters of credit and borrowing base limitations. In addition, holders of the Issuer’s subsidiaries’ debt will have claims that are prior to your claims as holders of the notes. Additionally, the indenture governing the notes, the indentures governing HCA Holdings, Inc. and HCA Inc.’s outstanding notes and HCA Inc.’s senior secured credit facilities permit us and/or our subsidiaries to incur additional indebtedness, including secured indebtedness, under certain circumstances.

The Issuer of the exchange notes is a holding company with no independent operations or assets. Repayment of the exchange notes is dependent on cash flow generated by the Issuer’s subsidiaries. Restrictions in our subsidiaries’ debt instruments and under applicable law limit their ability to provide funds to us.

The Issuer’s operations are conducted through its subsidiaries and its ability to make payment on the notes is dependent on the earnings and the distribution of funds from its subsidiaries. Their earnings are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond their and the Issuer’s control. The Issuer’s subsidiaries are not obligated to make funds available to the Issuer for payment on the notes. The agreements governing the current and future indebtedness of the Issuer’s subsidiaries may not permit the Issuer’s subsidiaries to provide the Issuer with sufficient dividends, distributions or loans to fund scheduled interest and principal payments on these notes when due. The terms of the senior secured credit facilities and the indentures governing HCA Inc.’s outstanding notes significantly restrict the Issuer’s subsidiaries from paying dividends and otherwise transferring assets to the Issuer. In addition, if the Issuer’s subsidiaries do not generate sufficient cash flow from operations to satisfy their and the Issuer’s debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Our ability to restructure or refinance our debt will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt instruments may restrict us from adopting some of these alternatives. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect, which could be material, on our business, financial position, results of operations and cash flows, as well as on our ability to satisfy our obligations in respect of the notes.

The Issuer may not be able to repurchase the exchange notes upon a change of control.

Under certain circumstances, and upon the occurrence of specific kinds of change of control events, the Issuer will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from its subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the notes upon a change of control because the Issuer may not have sufficient financial resources to purchase all of the exchange notes that are tendered upon a change of control. Further, the Issuer is contractually restricted under the terms of the senior secured credit facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, the Issuer may not be able to satisfy its obligations to purchase the notes unless it is able to refinance or obtain waivers under the instruments governing that indebtedness. The Issuer’s failure to repurchase the exchange notes upon a change of control would cause a default under the indenture and a cross-default under the instruments governing HCA Inc.’s senior secured credit facilities and the indenture governing the Existing Exchange Notes. The instruments governing the senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of the Issuer’s future debt agreements may contain similar provisions.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes, and, if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes could be voided as a fraudulent transfer or conveyance if (1) we issued the notes with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the notes and, in the case of (2) only, one of the following is also true at the time thereof:

•	we were insolvent or rendered insolvent by reason of the issuance of the notes;

•	the issuance of the notes left us with an unreasonably small amount of capital to carry on the business;

•	we intended to, or believed that we would, incur debts beyond our ability to pay as they mature; or

•	we were a defendant in an action for money damages, or had a judgment for money damages docketed against us if, in either case, after final judgment, the judgment was unsatisfied.

If a court were to find that the issuance of the notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or further subordinate the notes to presently existing and future indebtedness of ours. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we were solvent at the relevant time. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, the exchange notes may trade at a discount from the price at which the outstanding notes of the applicable series were initially offered, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement.

CAPITALIZATION

The following table sets forth the capitalization of HCA Holdings, Inc. as of June 30, 2011:

•	on a historical basis; and

•	on an as adjusted basis to give effect to HCA Inc.’s offering in August 2011 of $3.000 billion of 6.50% senior secured first lien notes due 2020 and $2.000 billion of 7.50% senior unsecured notes due 2022 (the “August notes offering”) and HCA Inc.’s redemption in August 2011 of all $3.200 billion aggregate principal amount of its Cash-Pay Notes and all $1.578 billion aggregate principal amount of its outstanding Toggle Notes, including the related $284 million of borrowings under the asset-based revolving credit facility (the “August redemptions”).

The information in this table should be read in conjunction with “Summary — Summary Financial Data,” included in this prospectus and our consolidated financial statements and related notes and condensed consolidated financial statements and related notes incorporated by reference herein.

	As of June 30, 2011
		As Adjusted for the
		August Notes
		Offering and
	Historical	August Redemptions
	(Dollars in millions)
	(Unaudited)

Cash and cash equivalents	$539	$539

Senior secured credit facilities(1)	$8,621	$8,905
First lien notes(2)	4,078	7,078
Other secured indebtedness(3)	304	304
Second lien notes(4)	4,974	196

Total senior secured indebtedness	17,977	16,483
Unsecured indebtedness(5)	7,343	9,343

Total debt	25,320	25,826

Stockholders’ deficit attributable to HCA Holdings, Inc.	(8,681)	(8,937)
Noncontrolling interests	1,147	1,147

Total stockholders’ deficit	(7,534)	(7,790)

Total capitalization	$17,786	$18,036

(1)	Consists of (i) a $2.000 billion asset-based revolving credit facility maturing on November 16, 2012 (the “asset-based revolving credit facility”) ($1.364 billion outstanding at June 30, 2011, as adjusted to give effect to the August notes offering and August redemptions); (ii) a $2.000 billion senior secured revolving credit facility maturing on November 17, 2015 (the “senior secured revolving credit facility”) (none outstanding at June 30, 2011, without giving effect to outstanding letters of credit); (iii) a $472 million senior secured term loan A-1 facility maturing on November 17, 2012; (iv) a $586 million senior secured term loan A-2 facility maturing on May 2, 2016; (v) a $1.689 billion senior secured term loan B-1 facility maturing on November 17, 2013; (vi) a $2.000 billion senior secured term loan B-2 facility maturing on March 31, 2017; (vii) a $2.373 billion senior secured term loan B-3 facility maturing on May 1, 2018; and (viii) a €291 million, or $421 million-equivalent, senior secured European term loan facility maturing on November 17, 2013. We refer to the facilities described under (ii) through (viii) above, collectively, as the “cash flow credit facility” and, together with the asset-based revolving credit facility, the “senior secured credit facilities.” Does not give effect to amounts that may be drawn under the revolving credit facility to fund our acquisition of HCA-HealthONE LLC, if consummated.

(2)	As adjusted, consists of (i) $1.500 billion aggregate principal amount of 8 1/2% first lien notes due 2019 that HCA Inc. issued in April 2009 (the “April 2009 first lien notes”); (ii) $1.250 billion aggregate principal amount of 7 7/8% first lien notes due 2020 that HCA Inc. issued in August 2009 (the “August 2009 first lien notes”),

(iii) $1.400 billion aggregate principal amount of 7 1/4 % first lien notes due 2020 that HCA Inc. issued in March 2010 (the “March 2010 first lien notes”); (iv) $3.000 billion aggregate principal amount of 6.50% first lien notes due 2020 (the “August 2011 first lien notes” and, collectively with the April 2009 first lien notes, the August 2009 first lien notes and the March 2010 first lien notes, the “first lien notes”) and (v) $72 million of unamortized debt discounts that reduce the existing indebtedness.

(3)	Consists of capital leases and other secured debt with a weighted average interest rate of 7.13%.

(4)	As adjusted, consists of (i) $201 million aggregate principal amount of 9 7/8% second lien notes due 2017, and (ii) $5 million of unamortized debt discounts that reduce the existing indebtedness. We refer to the notes issued in (i) as the “second lien notes” and, together with the first lien notes, the “existing secured notes.” On August 26, 2011, HCA Inc. completed the August redemptions.

(5)	As adjusted, consists of HCA Inc.’s (i) 2.000 billion aggregate principal amount of 7.50% senior notes due 2022 that HCA Inc. issued in August 2011; (ii) an aggregate principal amount of $246 million medium-term notes with maturities ranging from 2014 to 2025 and a weighted average interest rate of 8.28%; (iii) an aggregate principal amount of $886 million debentures with maturities ranging from 2015 to 2095 and a weighted average interest rate of 7.55%; (iv) an aggregate principal amount of $4.694 billion senior notes with maturities ranging from 2012 to 2033 and a weighted average interest rate of 6.54%; and (v) $8 million of unamortized debt discounts that reduce the existing indebtedness. Unsecured indebtedness also includes HCA Holdings, Inc.’s outstanding notes, the $1.525 billion aggregate principal amount of 7 3/4% senior notes due 2021 that are subject to the exchange offer. For more information regarding our unsecured and other indebtedness, see “Description of Other Indebtedness.”

DESCRIPTION OF OTHER INDEBTEDNESS

The summaries set forth below are qualified in their entirety by the actual text of the applicable agreements and indentures, each of which has been filed with the SEC and which may be obtained on publicly available websites at the addresses set forth under “Available Information.”

Senior Secured Credit Facilities

The senior secured credit facilities provide senior secured financing of $11.541 billion, consisting of:

•	$7.541 billion-equivalent in term loan facilities, comprised of a $472 million senior secured term loan A-1 facility maturing on November 17, 2012, a $586 million senior secured term loan A-2 facility maturing on May 2, 2016, a $1.689 billion senior secured term loan B-1 facility maturing on November 17, 2013, a $2.000 billion senior secured term loan B-2 facility maturing on March 31, 2017, a $2.373 billion senior secured term loan B-3 facility maturing on May 1, 2018 and a €291 million, or $421 million-equivalent, senior secured European term loan facility maturing on November 17, 2013; and

•	$4.000 billion in revolving credit facilities, comprised of a $2.000 billion senior secured asset-based revolving credit facility available in dollars maturing on November 16, 2012 and a $2.000 billion senior secured revolving credit facility available in dollars, euros and pounds sterling currently maturing on November 17, 2015. Availability under the asset-based revolving credit facility is subject to a borrowing base of 85% of eligible accounts receivable less customary reserves.

We refer to these senior secured credit facilities, excluding the asset-based revolving credit facility, as the “cash flow credit facility” and, collectively with the asset-based revolving credit facility, the “senior secured credit facilities.” The asset-based revolving credit facility is documented in a separate loan agreement from the other senior secured credit facilities.

HCA Inc. is the primary borrower under the senior secured credit facilities, except that a U.K. subsidiary is the borrower under the European term loan facility. The revolving credit facilities include capacity available for the issuance of letters of credit and for borrowings on same-day notice, referred to as the swingline loans. A portion of the letter of credit availability under the cash-flow revolving credit facility is available in euros and pounds sterling. Lenders under the cash flow credit facility are subject to a loss sharing agreement pursuant to which, upon the occurrence of certain events, including a bankruptcy event of default under the cash flow credit facility, each such lender will automatically be deemed to have exchanged its interest in a particular tranche of the cash flow credit facility for a pro rata percentage in all of the tranches of the cash flow credit facility.

On February 16, 2007, the cash flow credit facility was amended to reduce the applicable margins with respect to the term borrowings thereunder. On June 20, 2007, the asset-based revolving credit facility was amended to reduce the applicable margin with respect to borrowings thereunder.

On March 2, 2009, the cash flow credit facility was amended to allow for one or more future issuances of additional secured notes, which may include notes that are secured on a pari passu basis or on a junior basis with the obligations under the cash flow credit facility, so long as

(1) such notes do not require, subject to certain exceptions, scheduled repayments, payment of principal or redemption prior to the scheduled term loan B-1 maturity date, (2) the terms of such notes, taken as a whole, are not more restrictive than those in the cash flow credit facility and (3) no subsidiary of HCA Inc. that is not a U.S. guarantor is an obligor of such additional secured notes, and such notes are not secured by any European collateral securing the cash flow credit facility. The U.S. security documents related to the cash flow credit facility were also amended and restated in connection with the amendment in order to give effect to the security interests to be granted to holders of such additional secured notes.

On March 2, 2009, the asset-based revolving credit facility was amended to allow for one or more future issuances of additional secured notes or loans, which may include notes or loans that are secured on a pari passu basis or on a junior basis with the obligations under the cash flow credit facility, so long as (1) such notes or loans do not require, subject to certain exceptions, scheduled repayments, payment of principal or redemption prior to the scheduled term loan B-1 maturity date, (2) the terms of such notes or loans, as applicable, taken as a whole, are not more restrictive than those in the cash flow credit facility and (3) no subsidiary of HCA Inc. that is not a U.S. guarantor is an obligor of such additional secured notes. The amendment to the asset-based revolving credit facility also altered the excess facility availability requirement to include a separate minimum facility availability requirement applicable to the asset-based revolving credit facility and increased the applicable LIBOR and asset-based revolving margins for all borrowings under the asset-based revolving credit facility by 0.25% each.

On June 18, 2009, the cash flow credit facility was amended to permit unlimited refinancings of the term loans initially incurred in November 2006 under the cash flow credit facility (the “initial term loans”), as well as any previously incurred refinancing term loans through the incurrence of new term loans under the cash flow credit facility (“refinancing term loans”), (collectively, with the initial term loans, the “then-existing term loans”), and to permit the establishment of one or more series of commitments under replacement cash flow revolvers under the cash flow credit facility (“replacement revolver”) to replace all or a portion of the revolving commitments initially established in November 2006 under the cash flow credit facility (the “initial revolver”) as well as any previously issued replacement revolvers (with no more than three series of revolving commitments to be outstanding at any time) in each case, subject to the terms described below. The amendment to the cash flow credit facility further permits the maturity date of any then-existing term loan to be extended (any such loans so extended, the “extended term loans”). The amendment to the cash flow credit facility provides that:

•	As to refinancing term loans, (1) the proceeds from such refinancing term loans be used to repay in full the initial term loans before being used to repay any previously issued refinancing term loans; (2) the refinancing term loans mature no earlier than the latest maturity date of any of the initial term loans; (3) the weighted average life to maturity for the refinancing term loans be no shorter than the remaining weighted average life to maturity of the tranche B term loan under the cash flow credit facility measured at the time such refinancing term loans are incurred; and (4) refinancing term loans will not share in mandatory prepayments resulting from the creation or issuance of extended term loans and/or first lien notes until the initial term loans are repaid in full but will share in other mandatory prepayments such as those from asset sales.

•	As to replacement revolvers, terms of such replacement revolver be substantially identical to the commitments being replaced, other than with respect to maturity, size of any swingline loan and/or letter of credit subfacilities and pricing.

•	As to extended term loans, (1) any offer to extend must be made to all lenders under the term loan being extended, and, if such offer is oversubscribed, the extension will be allocated ratably to the lenders according to the respective amounts then held by the accepting lenders; (2) each series of extended term loans having the same interest margins, extension fees and amortization schedule shall be a separate class of term loans; and (3) extended term loans will not share in mandatory prepayments resulting from the creation or issuance of refinancing term loans and/or first lien notes until the initial term loans are repaid in full but will share in other mandatory prepayments such as those from asset sales.

•	Any refinancing term loans and any obligations under replacement revolvers will have a pari passu claim on the collateral securing the initial term loans and the initial revolver.

On April 6, 2010, the cash flow credit facility was amended to (i) extend the maturity date for $2.0 billion of the tranche B term loans from November 17, 2013 to March 31, 2017 and (ii) increase the ABR margin and LIBOR margin with respect to such extended term loans to 2.25% and 3.25%, respectively. The maturity date, interest margins and fees, as applicable, with respect to all other loans, and all commitments and letters of credit, outstanding under the cash flow credit facility remain unchanged.

On November 8, 2010, an amended and restated joinder agreement was entered into with respect to the cash flow credit facility to establish a new replacement revolving credit series, which will mature on November 17, 2015. Under the amended and restated joinder agreement, these replacement revolving credit commitments became effective upon completion of our initial public offering.

On May 4, 2011, the cash flow credit facility and asset-based revolving credit facility were amended and restated, respectively, to, among other things, (i) permit HCA Inc. and its restricted subsidiaries to issue new unsecured and second lien notes so long as (x) HCA Inc. would be, following such issuance, be in compliance with its maintenance covenants under the respective credit facilities, (y) the maturity of the new notes is later than the final maturity date and (z) the covenants of the new notes are no more restrictive than those under HCA Inc.’s existing second lien notes, (ii) allow HCA Inc. and its restricted subsidiaries to issue new first lien notes and first lien term loans, subject to a maximum first lien leverage ratio of 3.75 to 1.00, so long as (x) HCA Inc. complies with the same covenant restrictions that apply to the issuance of new unsecured and second lien notes described above and (y) the maturity of the new first lien debt is later than the final maturity date and (iii) revise the change of control definition to provide that, in addition to acquiring, on a fully diluted basis, at least 35% of HCA Inc.’s voting stock, a third party must also acquire, on a fully diluted basis, ownership of HCA Inc.’s voting stock greater than that then held by those equity holders of HCA Holdings, Inc. that existed prior to HCA Holdings, Inc.’s initial public offering in order to trigger a change of control.

In addition to the amendments described above, the cash flow credit facility was amended to (A) remove restrictions on the prepayment of second lien, senior unsecured or subordinated debt and (B) increase the general investment basket from $1.5 billion to the greater of (i) $3.0 billion or (ii) 12% of HCA Inc.’s total assets.

The cash flow credit facility was also amended to (i) extend the maturity date of $594 million of HCA Inc.’s term loan A facility from November 17, 2012 to May 2, 2016 and increases the ABR margin and LIBOR margin with respect to such extended term loans to 1.50% and 2.50%, respectively and (ii) extend the maturity date of $537 million of HCA Inc.’s term loan A facility from November 17, 2012 to May 1, 2018 and $1.836 billion of HCA Inc.’s term loan B-1 facility from November 17, 2013 to May 1, 2018 and increase the ABR margin and LIBOR margin with respect to such extended term loans to 2.25% and 3.25%, respectively.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to, at HCA Inc.’s option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. The applicable margins in effect for borrowings as of June 30, 2011 are (i) under the asset-based revolving credit facility, 0.25% with respect to base rate borrowings and 1.25% with respect to LIBOR borrowings, (ii) under the senior secured revolving credit facility, 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings, (iii) under the term loan A-1 facility, 0.25% with respect to base rate borrowings and 1.25% with respect to LIBOR borrowings, (iv) under the term loan A-2 facility, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings, (v) under the term loan B-1 facility, 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings, (vi) under the term loan B-2 facility and term loan B-3 facility, 2.25% with respect to base rate borrowings and 3.25% with respect to LIBOR borrowings, and (vii) under the European term loan facility, 2.00% with respect to LIBOR borrowings. Certain of the applicable margins may be reduced or increased depending on HCA Inc.’s leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, HCA Inc. is required to pay a commitment fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder. The commitment fee rate as of June 30, 2011 is 0.375% per annum for the revolving credit facility and 0.25% for the asset-based revolving credit facility. The commitment fee rates may fluctuate due to changes in specified leverage ratios. HCA Inc. must also pay customary letter of credit fees.

Prepayments

The cash flow credit facility requires HCA Inc. to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if HCA Inc.’s total leverage ratio is 5.50x or less and to 0% if HCA Inc.’s total leverage ratio is 5.00x or less) of HCA Inc.’s annual excess cash flow;

•	100% of the compensation for any casualty event, proceeds from permitted sale-leasebacks and the net cash proceeds of all nonordinary course asset sales or other dispositions of property, other than the Receivables Collateral, as defined below, if HCA Inc. does not (1) reinvest or commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as, in the case of any such commitment to reinvest or make certain other permitted investments, such investment is completed within such 15-month period or, if later, within 180 days after such commitment is made or (2) apply such proceeds within 15 months to repay debt of HCA Inc. that was outstanding on the effective date of the Recapitalization scheduled to mature prior to the earliest final maturity of the senior secured credit facilities then outstanding; and

•	100% of the net cash proceeds of any incurrence of debt, other than proceeds from the receivables facilities and other debt permitted under the senior secured credit facilities.

The foregoing mandatory prepayments are applied among the term loan facilities (1) during the first three years after the effective date of the Recapitalization, pro rata to such facilities based on the respective aggregate amounts of unpaid principal installments thereof due during such period, with amounts allocated to each facility being applied to the remaining installments thereof in direct order of maturity and (2) thereafter, pro rata to such facilities, with amounts allocated to each facility being applied pro rata among the term loan A-1 facility, term loan A-2 facility, the term loan B-1 facility, the term loan B-2 facility, term loan B-3 facility and the European term loan facility based upon the applicable remaining repayment amounts due thereunder. Notwithstanding the foregoing, (i) proceeds of asset sales by foreign subsidiaries are applied solely to prepay European term loans until such term loans have been repaid in full and (ii) HCA Inc. is not required to prepay loans under the term loan A facility or the term loan B facility with net cash proceeds of asset sales or with excess cash flow, in each case attributable to foreign subsidiaries, to the extent that the repatriation of such amounts is prohibited or delayed by applicable local law or would result in material adverse tax consequences.

The asset-based revolving credit facility requires HCA Inc. to prepay outstanding loans if borrowings exceed the borrowing base.

HCA Inc. may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

HCA Inc. is required to repay the loans under the term loan facilities as follows:

•	the term loan A-1 facility amortizes in quarterly installments such that the aggregate amount of the original funded principal amount of such facility repaid pursuant to such amortization payments in each year, with the quarter ending June 30, 2011, is equal to $15 million in the first quarter, $57 million in the following two quarters, $215 million in the following three quarters and with the balance being payable on the final maturity date of such term loans;

•	the term loan A-2 facility amortizes in equal quarterly installments that commenced on June 30, 2011 in aggregate annual amounts equal to 1.25% of the amount outstanding, on the restatement effective date of such facility, with the balance being payable on the final maturity date of such term loans;

•	each of the term loan B-1 facility and the European term loan facility currently has no remaining amortization payments,with the balance being payable on the final maturity date of such term loans;

•	the term loan B-2 facility amortizes in equal quarterly installments commencing December 31, 2013 in aggregate annual amounts equal to $5 million, with the balance payable on the final maturity date of such term loans; and

•	the term loan B-3 facility amortizes in equal quarterly installments commencing December 31, 2013 in aggregate annual amounts equal to 0.25% of the amount outstanding, on the restatement effective date of such facility, with the balance being payable on the final maturity date of such term loans.

Principal amounts outstanding under the revolving credit facilities are due and payable in full at maturity.

Guarantee and Security

All obligations under the senior secured credit facilities are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material domestic subsidiaries that are unrestricted subsidiaries under the 1993 Indenture (except for certain special purpose subsidiaries that only guarantee and pledge their assets under the asset-based revolving credit facility), and the obligations under the European term loan facility are also unconditionally guaranteed by HCA Inc. and each of its existing and future wholly-owned material subsidiaries formed under the laws of England and Wales, subject, in each of the foregoing cases, to any applicable legal, regulatory or contractual constraints and to the requirement that such guarantee does not cause adverse tax consequences.

All obligations under the asset-based revolving credit facility, and the guarantees of those obligations, are secured, subject to permitted liens and other exceptions, by a first-priority lien on substantially all of the receivables of the borrowers and each guarantor under such asset-based revolving credit facility (the “Receivables Collateral”). All obligations under the cash flow credit facility and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

•	a first-priority lien on the capital stock owned by HCA Inc. or by any U.S. guarantor in each of their respective first-tier subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries);

•	a first-priority lien on substantially all present and future assets of HCA Inc. and of each U.S. guarantor other than (i) “Principal Properties” (as defined in the 1993 Indenture), except for certain “Principal Properties” the aggregate amount of indebtedness secured thereby in respect of the cash flow credit facility and the first lien notes and any future first lien obligations, taken as a whole, do not exceed 10% of “Consolidated Net Tangible Assets” (as defined under the 1993 Indenture), (ii) certain other real properties and (iii) deposit accounts, other bank or securities accounts, cash, leaseholds, motor-vehicles and certain other exceptions (such collateral under this and the preceding bullet, the “Non-Receivables Collateral”); and

•	a second-priority lien on certain of the Receivables Collateral (such portion of the Receivables Collateral, the “Shared Receivables Collateral”; the Receivables Collateral that does not secure such cash flow credit facility on a second-priority basis is referred to as the “Separate Receivables Collateral”).

The obligations of the borrowers and the guarantors under the European term loan facility are also secured by substantially all present and future assets of the European subsidiary borrower and each European guarantor (the “European Collateral”), subject to permitted liens and other exceptions (including, without limitation, exceptions for deposit accounts, other bank or securities accounts, cash, leaseholds, motor-vehicles and certain other exceptions) and subject to such security interests otherwise being permitted by applicable law and contract and not resulting in adverse tax consequences. Neither our first lien notes nor our second lien notes are secured by any of the European Collateral.

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, HCA Inc.’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans or advances;

•	with respect to the asset-based revolving credit facility, prepay certain subordinated indebtedness, the second lien notes and certain other indebtedness existing on the effective date of the Recapitalization (“Retained Indebtedness”), subject to certain exceptions;

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	make certain material amendments to agreements governing certain subordinated indebtedness, the second lien notes or Retained Indebtedness; and

•	change lines of business.

In addition, the senior secured credit facilities require the following financial covenants to be maintained:

•	in the case of the asset-based revolving credit facility, a minimum interest coverage ratio (applicable only when availability under such facility is less than 10% of the borrowing base thereunder); and

•	in the case of the other senior secured credit facilities, a maximum total leverage ratio.

The senior secured credit facilities also contain certain customary affirmative covenants and events of default, including a change of control.

Senior Secured Notes

In connection with the Corporate Reorganization, the Issuer became a guarantor of HCA Inc.’s senior secured notes described below but is not subject to the covenants that apply to HCA Inc. or HCA Inc.’s restricted subsidiaries under those notes.

Overview of Senior Secured First Lien Notes

As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and the August redemptions, HCA Inc. had $7.150 billion aggregate principal amount of senior secured first lien notes consisting of:

•	$1.500 billion aggregate principal amount of 8 1/2% senior secured notes due 2019 issued by HCA Inc. on April 22, 2009 at a price of 96.755% of their face value, resulting in $1.451 billion of gross proceeds;

•	$1.250 billion aggregate principal amount of 7 7/8% senior secured notes due 2020 issued by HCA Inc. on August 11, 2009 at a price of 98.254% of their face value, resulting in $1.228 billion of gross proceeds;

•	$1.400 billion aggregate principal amount of 7 1/4% senior secured first lien notes due 2020 issued by HCA Inc. on March 10, 2010 at a price of 99.095% of their face value, resulting in $1.387 billion of gross proceeds; and

•	$3.000 billion aggregate principal amount of 6.50% senior secured first lien notes due 2020 issued by HCA Inc. on August 1, 2011 at a price of 100% of their face value, resulting in $3.000 billion of gross proceeds.

We refer to these notes issued on April 22, 2009, August 11, 2009, March 10, 2010, and August 1, 2011 as the “first lien notes” and the indentures governing the first lien notes as the “first lien indentures.”

The first lien notes and the related guarantees are secured by first-priority liens, subject to permitted liens, on HCA Inc.’s subsidiary guarantors’ assets, subject to certain exceptions, that secure HCA Inc.’s cash flow credit facility on a first-priority basis and are secured by second-priority liens, subject to permitted liens, on HCA Inc.’s subsidiary guarantors’ assets that secure HCA Inc.’s asset-based revolving credit facility on a first-priority basis and HCA Inc.’s cash flow credit facility on a second-priority basis.

Overview of Senior Secured Second Lien Notes

As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and the August redemptions, HCA Inc. had senior secured second lien notes of $201 million aggregate principal amount of 9 7/8% senior secured notes due 2017.

We refer to these notes as the “second lien notes” and, together with the first lien notes, the “secured notes.” We refer to the indenture governing the second lien notes as the “second lien indenture” and, together with the first lien indentures, the “indentures governing the secured notes.”

These second lien notes and the related guarantees are secured by second-priority liens, subject to permitted liens, on HCA Inc.’s subsidiary guarantors’ assets, subject to certain exceptions, that secure the cash flow credit facility on a first-priority basis and are secured by third-priority liens, subject to permitted liens, on HCA Inc.’s and its subsidiary guarantors’ assets that secure the asset-based revolving credit facility on a first-priority basis and the cash flow credit facility on a second-priority basis.

Optional Redemption

The indentures governing the secured notes permit HCA Inc. to redeem some or all of the secured notes at any time at redemption prices described or set forth in the respective indenture.

Change of Control

In addition, the indentures governing the secured notes provide that, upon the occurrence of a change of control as defined therein, each holder of secured notes has the right to require us to repurchase some or all of such holder’s secured notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The indentures governing the secured notes contain covenants limiting, among other things, HCA Inc.’s ability and the ability of its restricted subsidiaries to, subject to certain exceptions:

•	incur additional debt or issue certain preferred stock;

•	pay dividends on or make certain distributions of capital stock or make other restricted payments;

•	create certain liens or encumbrances;

•	sell certain assets;

•	enter into certain transactions with affiliates;

•	make certain investments; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of HCA Inc.’s assets.

The extent of such restrictions varies by series. The indentures governing certain of the secured notes also contain a covenant limiting HCA Inc.’s ability to prepay certain series of unsecured notes based on the maturity of those unsecured notes. In particular, the indenture governing the first lien notes issued in April 2009 permits HCA Inc. to prepay only those unsecured notes maturing on or prior to April 15, 2019, the indenture governing the first lien notes issued in August 2009 permits HCA Inc. to prepay only those unsecured notes maturing on or prior to February 15, 2020 and the indenture governing the notes issued in February 2009 permit HCA Inc. to prepay only those unsecured notes maturing on or prior to November 15, 2016.

Events of Default

The indentures governing the secured notes also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the secured notes to become or to be declared due and payable.

Other Secured Indebtedness

As of June 30, 2011, HCA Inc. had approximately $304 million of capital leases and other secured debt outstanding.

Under the lease with HRT of Roanoke, Inc., effective December 20, 2005, HCA Inc. makes annual payments for rent and additional expenses for the use of premises in Roanoke and Salem, Virginia. The rent payments will increase each year beginning January 1, 2007 by the lesser of 3% or the change in the Consumer Price Index. The lease is for a fixed term of 12 years with the option to extend the lease for another ten years.

Under the lease with Medical City Dallas Limited, effective March 18, 2004, HCA Inc. makes annual payments for rent for the use of premises that are a part of a complex known as “Medical City Dallas” located in Dallas, Texas. The rent payment is adjusted yearly based on the fair market value of the premises and a capitalization rate. The initial term is 240 months with the option to extend for two more terms of 240 months each.

Unsecured Indebtedness

Overview

As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and the August redemptions, HCA Inc. had outstanding an aggregate principal amount of $7.580 billion of senior notes and debentures, consisting of the following series:

•	$402,499,000 aggregate principal amount of 6.95% Senior Notes due 2012;

•	$500,000,000 aggregate principal amount of 6.30% Senior Notes due 2012;

•	$500,000,000 aggregate principal amount of 6.25% Senior Notes due 2013;

•	$500,000,000 aggregate principal amount of 6.75% Senior Notes due 2013;

•	$500,000,000 aggregate principal amount of 5.75% Senior Notes due 2014;

•	$150,000,000 aggregate principal amount of 7.19% Debentures due 2015;

•	$750,000,000 aggregate principal amount of 6.375% Senior Notes due 2015;

•	$1,000,000,000 aggregate principal amount of 6.50% Senior Notes due 2016;

•	$2,000,000,000 aggregate principal amount of 7.50% Senior Notes due 2022;

•	$135,645,000 aggregate principal amount of 7.50% Debentures due 2023;

•	$150,000,000 aggregate principal amount of 8.36% Debentures due 2024;

•	$291,436,000 aggregate principal amount of 7.69% Senior Notes due 2025;

•	$150,000,000 aggregate principal amount of 7.05% Debentures due 2027;

•	$250,000,000 aggregate principal amount of 7.50% Senior Notes due 2033;

•	$100,000,000 aggregate principal amount of 7.75% Debentures due 2036; and

•	$200,000,000 aggregate principal amount of 7.50% Debentures due 2095.

As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and the August redemptions, HCA Inc. also had outstanding $121,110,000 aggregate principal amount of 9.00% Medium Term Notes due 2014 and $125,000,000 aggregate principal amount of 7.58% Medium Term Notes due 2025.

All of HCA Inc.’s outstanding series of senior notes, debentures and medium term notes listed above, which we refer to collectively as the “1993 unsecured notes,” were issued under an indenture, which we refer to as the “1993 Indenture,” with the exception of the $2,000,000,000 aggregate principal amount of 7.50% senior notes due 2022, which were issued in the August notes offering under a separate indenture (the “new indenture”) with terms similar to the 1993 Indenture. We refer to the 1993 Indenture and the new indenture as the “Indentures,” collectively.

Optional Redemption

If permitted by the respective supplemental indenture, HCA Inc. is permitted to redeem some or all of that series of unsecured notes at any time at redemption prices described or set forth in such supplemental indenture.

Covenants

The Indentures contain covenants limiting, among other things, HCA Inc.’s ability and/or the ability of HCA Inc.’s restricted subsidiaries to (subject to certain exceptions):

•	assume or guarantee indebtedness or obligation secured by mortgages, liens, pledges or other encumbrances;

•	enter into sale and lease-back transactions with respect to any “Principal Property” (as such term is defined in the 1993 Indenture);

•	create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, any debt or preferred stock; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of HCA Inc.’s assets.

In addition, the Indentures provide that the aggregate amount of all other indebtedness of HCA Inc. secured by mortgages on “Principal Properties” (as such term is defined in the 1993 Indenture) together with the aggregate principal amount of all indebtedness of restricted subsidiaries (as such term is defined in the 1993 Indenture) and the attributable debt in respect of sale-leasebacks of Principal Properties, may not exceed 15% of the consolidated net tangible assets of HCA Inc. and its consolidated subsidiaries, subject to exceptions for certain permitted mortgages and debt.

Events of Default

The Indentures contain certain events of default, which, if any of them occurs, would permit or require the principal of and accrued interest on such series to become or to be declared due and payable.

Change of Control

In addition, the new indenture provides that, upon the occurrence of a change of control as defined therein, each holder of the notes has the right to require us to repurchase some or all of such holder’s secured notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to use our reasonable best efforts to file one or more registration statements relating to an offer to exchange the outstanding notes for exchange notes and to complete the exchange offer within 360 days after the date of original issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on November 23, 2010.

Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective one or more shelf registration statements with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep the registration statement effective from the effective date of the shelf registration statement until the expiration of the one-year period referred to in Rule 144 under the Securities Act applicable to securities held by non-affiliates under the Securities Act (or a shorter period that will terminate when all the notes of that series covered by the shelf registration statement have been sold pursuant to the shelf registration statement or are freely tradable). These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer is not consummated within 360 days after the date of issuance of the outstanding notes;

•	if any initial purchaser of any series of outstanding notes so requests, within 360 days after the date of issuance of such outstanding notes, with respect to the outstanding notes held by it that are not eligible to be exchanged for the exchange notes; or

•	if any holder notifies us, within 360 days after the date of issuance of the applicable outstanding notes, that (1) it is prohibited by applicable law or SEC policy from participating in the applicable exchange offer, (2) it may not resell exchange notes acquired by it in the applicable exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales by such holder or (3) it is a broker-dealer and holds outstanding notes of that series acquired directly from us or one of our affiliates.

Under the registration rights agreement, if we fail to complete the exchange offer (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 360 days after the issue date of the outstanding notes (the “target registration date”), the interest rate on those outstanding notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum) commencing on (x) the 361st day after the original issue date of the notes, in the case of (1) above, or (y) the day such shelf registration statement ceases to be effective, in the case of (2) above; provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (1) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (2) above), additional interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of outstanding notes and the applicable registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on,          , 2011. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer are open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. We will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer. To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We expressly reserve the right to amend or terminate any of the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the applicable indenture under the Trust Indenture Act of 1939 (the “TIA”).

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or

•	deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “— Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant. DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letters of transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “— Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

•	Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Deutsche Bank Trust Company Americas has been appointed as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:
DB Services Americas, Inc. MS JCKOI-0218 5022 Gate Parkway Suite 200 Jacksonville, FL 32256	DB Services Americas, Inc. MS JCKOI-0218 5022 Gate Parkway Suite 200 Jacksonville, FL 32256	DB Services Americas, Inc. MS JCKOI-0218 5022 Gate Parkway Suite 200 Jacksonville, FL 32256

By Facsimile Transmission (eligible institutions only):
615-866-3889

Telephone Inquiries:
(800) 735-7777 (option# 1)

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the terms “we,” “our,” “us” and “the Company” each refer to HCA Holdings, Inc. (the “Issuer”) and its consolidated Subsidiaries. The Issuer issued the Notes under an indenture, dated as of November 23, 2010, between the Issuer and Law Debenture Trust Company of New York, as “Trustee” and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent. We will refer to the indenture, together with all supplements, as the “Indenture.”

The following is a summary of certain provisions of the Indenture and of the Notes (the “Notes”). This summary does not purport to be complete and is subject to, and qualified by, the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture at the address set forth under the heading “Summary.”

Ranking and Holding Company Structure

The Notes are:

•	unsecured senior obligations of the Issuer;

•	equal in right of payment to any future senior Indebtedness of the Issuer;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

•	are structurally subordinated in right of payment to all Indebtedness of the Issuer’s Subsidiaries.

The Indebtedness evidenced by the Notes is unsecured and will rank equally with any other unsecured and unsubordinated indebtedness the Issuer may incur in the future. The Notes are not guaranteed by any of the Issuer’s Subsidiaries. The Issuer’s future secured Indebtedness and other future secured obligations will be effectively senior to the Notes to the extent of the value of the assets securing such other secured Indebtedness and other obligations.

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. Additionally, claims of such Subsidiaries’ creditors, including trade creditors and claims of preferred stockholders (if any) of such Subsidiaries, generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the Issuer’s creditors, including holders of the Notes. The Notes, therefore, are structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of our Subsidiaries, including HCA Inc. As of June 30, 2011, on an as adjusted basis after giving effect to the August notes offering and August redemptions, HCA Inc. and its Subsidiaries would have had Indebtedness of $24.386 billion outstanding, of which $16.560 billion would have been secured.

The Indenture limits the Issuer’s ability and that of certain of our Subsidiaries under certain circumstances to secure Indebtedness by Mortgages on our Principal Properties and to enter into Sale and Lease-Back Transactions and limits certain of our Subsidiaries’ ability to issue Indebtedness or Preferred Stock. In a liquidation or reorganization of any of our Subsidiaries, the right of holders of the Notes to participate in any distribution is subject to the prior claims of creditors of that subsidiary, except to the extent that we are a creditor.

Principal, Maturity and Interest

The Issuer issued $1.525 billion of the Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on May 15, 2021. The Notes will bear interest at the rate of 7 3/4% per annum, computed on the basis of a 360-day year of twelve 30-day months, commencing on the Issue Date. Interest will be payable twice a year on May 15 and November 15, beginning on May 15, 2011. Interest payable on any Note that is punctually paid or duly provided for on any interest payment date shall be paid to the person in whose name such Note is registered at the close of business on May 1 and November 1, as the case may be, preceding such interest payment date.

The Issuer may issue additional Notes from time to time under the Indenture (any such Notes, “Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued.

The Notes will be issued in book-entry form only.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Registrar and Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to November 15, 2015.

At any time prior to November 15, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 15, 2015 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage

2015	103.875%
2016	102.583%
2017	101.292%
2018 and thereafter	100.000%

In addition, until November 15, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes and Additional Notes at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding notes, the Registrar and Paying Agent shall select the notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Denominations, Registration and Transfer

The Issuer has issued the Notes in registered form and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. You will be able to exchange the Notes of any series (other than a global Note) for an equal aggregate principal amount of registered Notes of the same series having the same maturity date, interest rate and other terms, as long as the Notes are issued in authorized denominations. You may exchange the Notes at the office of the security registrar or co-security registrar that we have designated. We will not impose any service charge for the exchange of any Indebtedness security; however, we may ask you to pay any taxes and other governmental charges as described in the Indenture. The security registrar or co-security registrar will effect the exchange when satisfied with your documents of title and identity. We have appointed the Trustee as security registrar.

Transfer of the Notes at the Option of the Issuer

At any time prior to the maturity of the Notes, the Issuer may elect to have obligations under the Notes and the Indenture assumed by HCA Inc.; provided, however, that such transfer, merger or other assumption results in the full and unconditional obligation of HCA Inc. under the Notes and the Indenture. In such event, references herein to the “Issuer” shall instead refer to HCA Inc.

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that Holders tendering less than all of their Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

Existing indebtedness of HCA Inc. limits, and future indebtedness of HCA Inc. and its Subsidiaries may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, HCA Inc. could seek the consent of its lenders and noteholders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If HCA Inc. does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constituted an Event of Default under the Indenture.

The Issuer’s ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control may be limited by its then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Registrar and Paying Agent will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture.

Covenant Termination

From and after any date following the Issue Date on which both, (A) no Default has occurred and is continuing under the Indenture and (B) either (i) the Issuer shall have consummated a Qualified IPO, (ii) the Issuer shall have a Consolidated Leverage Ratio of less than 4.0x or (iii) at the Issuer’s option, the Issuer’s obligations under the Notes and the Indenture are assumed (via merger, exchange or otherwise) and become the full and unconditional obligation of HCA Inc. in accordance with the terms set forth above under “— Transfer of the Notes at the Option of the Issuer” (each of the occurrence of the events described in the foregoing clauses (A) and (B)(i)-(iii) are referred to as a “Covenant Termination Event”), the Issuer and the Restricted Subsidiaries will no longer be subject to the “— Limitation on Restricted Payments” covenant. A Covenant Termination Event occurred on March 9, 2011 upon completion of a Qualified IPO by the Issuer.

Covenant Suspension

If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the “— Repurchase at the Option of Holders — Change of Control” covenant (the “Suspended Covenant”).

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenant under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Notes.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

As noted above, the following covenant no longer applies to the Issuer and its Restricted Subsidiaries. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; or

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation

(all such payments and other actions set forth in clauses (I) and (II) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries (including HCA Inc.) after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c) and (9) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer and, for the period prior to the Issue Date, of HCA Inc.) for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer and, for the period prior to the Issue Date, by HCA Inc., since immediately after November 17, 2006 from the issue or sale of:

(i) (A) Equity Interests of the Issuer and, for the period prior to the Issue Date, of HCA Inc., including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s or HCA Inc.’s Subsidiaries after November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, or, for the period prior to the Issue Date, to HCA Inc., Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer and, for the period prior to the Issue Date, of HCA Inc. that have been converted into or exchanged for such Equity Interests of the Issuer and, for the period prior to the Issue Date, of HCA Inc.;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer and, for the period prior to the Issue Date, of HCA Inc., sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer and, for the period prior to the Issue Date, to the capital of HCA Inc., following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds (i) are contributed by a Restricted Subsidiary or (ii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an

Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary after November 17, 2006 (in each case, other than Unrestricted Subsidiaries the primary assets of which are Principal Property).

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) reserved;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer and, for the period prior to the Issue Date, by HCA Inc., after November 17, 2006;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after November 17, 2006; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) reserved;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates” set forth in the Existing Secured Bond Indentures as in effect on the Issue Date;

(14) reserved;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted

Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;

(d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents or Principal Properties); and

(17) distributions in respect of the Issuer’s Equity Interests made in connection with the HCA Holdings Transactions.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitations on Mortgages

Nothing in the Indenture or in the Notes shall in any way restrict or prevent the Issuer or any Subsidiary from incurring any Indebtedness, provided, however, that the Indenture provides that neither the Issuer nor any of its Subsidiaries (other than HCA Inc.) will issue, assume or guarantee any indebtedness or obligation secured by Mortgages upon any Principal Property, unless the Notes shall be secured equally and ratably with (or prior to) such Indebtedness. This restriction will not apply to:

(a) Mortgages securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements or property, if the Indebtedness and the related Mortgages are incurred within 18 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

(b) Mortgages existing on property at the time of its acquisition by the Issuer or a Subsidiary or on the property of a Person at the time of the acquisition of such Person by the Issuer or a Subsidiary (including acquisitions through merger or consolidation);

(c) Mortgages to secure Indebtedness on which the interest payments to holders of the related indebtedness are excludable from gross income for federal income tax purposes under Section 103 of the Code;

(d) Mortgages in favor of the Issuer or any Subsidiary;

(e) Mortgages existing on the date of the Indenture;

(f) Mortgages in favor of a government or governmental entity that (i) secure Indebtedness which is guaranteed by the government or governmental entity, (ii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or (iii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of the property subject to the Mortgage;

(g) Mortgages incurred in connection with the borrowing of funds where such funds are used to repay within 120 days after entering into such Mortgage, Indebtedness in the same principal amount secured by other Mortgages on Principal Property with at least the same appraised fair market value;

(h) Mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after the acquisition of the property or equipment subject to that Mortgage and arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code; and

(i) any extension, renewal or replacement of any Mortgage referred to in clauses (a) through (h) above, provided the amount secured is not increased and such extension, renewal or replacement Mortgage relates to the same property.

Limitations on Sale and Lease-Back

The Indenture provides that neither the Issuer nor any Subsidiary (other than HCA Inc.) will enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another person (other than with the Issuer or a Subsidiary) unless either:

(a) the Issuer or such Subsidiary could incur indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Notes; or

(b) within 120 days, the Issuer applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under the Indenture, to the voluntary retirement of our Funded Debt and/or the acquisition or construction of a Principal Property.

Exempted Transactions

Notwithstanding the foregoing provisions described above under “— Limitation on Mortgages” and “— Limitations on Sale and Lease-Back” if

(a) the aggregate outstanding principal amount of all Indebtedness of HCA Inc. and its Subsidiaries that is subject to and not otherwise permitted under these restrictions does not exceed 15% of the Consolidated Net Tangible Assets of HCA Inc. and its Subsidiaries, then:

(i) HCA Inc. or any of its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages; and

(ii) HCA Inc. or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction; and

(iii) the Issuer may guarantee the obligations of HCA Inc. or any of its Subsidiaries under clauses (i) or (ii) above; and

(b) the aggregate outstanding principal amount of all Indebtedness of the Issuer and its Subsidiaries that is subject to and not otherwise permitted under these restrictions does not exceed 20% of the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries, then:

(i) the Issuer or any of its Subsidiaries (other than HCA Inc. and its Subsidiaries) may issue, assume or guarantee Indebtedness secured by Mortgages; and

(ii) the Issuer or any of its Subsidiaries (other than HCA Inc. and its Subsidiaries) may enter into any Sale and Lease-Back Transaction;

provided, however, that in no event shall the Capital Stock of HCA Inc. be pledged or otherwise be encumbered to secure any Indebtedness of the Issuer unless in all such instances, the Notes are equally and ratably secured with (or prior to) such Indebtedness.

Events of Default

Under the Indenture, an “Event of Default” applicable to the Notes of any series means:

•	failure to pay the principal or any premium on the Notes when due;

•	failure to pay any interest on the Notes when due, and such default continues for a period of 30 days;

•	failure to deposit any sinking fund payment in respect of the Notes when due;

•	failure to perform, or the breach of, any of our other applicable covenants or warranties in the Indenture, and such default continues for a period of 60 days after written notice by Holders of at least 10% in principal amount of the outstanding Notes; and

•	events in bankruptcy, insolvency or reorganization.

If any Event of Default with respect to the Notes occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately. The Holders may, under certain circumstances, rescind and annul this acceleration prior to obtaining a judgment or decree.

Other than the duties of the Trustee during a default to act with the required standard of care, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders shall have offered to the Trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

We will furnish the Trustee annually with a statement as to our performance of certain obligations under the Indenture and as to any default in our performance.

Modification and Waiver

Without Holder Consent

Without the consent of any Holders, the Issuer and the Trustee, may enter into supplemental indentures for any of the following purposes:

(1) to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in the Indenture; or

(2) to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; or

(3) to add any additional Events of Default; or

(4) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Notes of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

(5) to secure the Notes; or

(6) to supplement any of the provisions of the Indenture to such extent necessary to permit or facilitate the defeasance and discharge of the Notes, provided that any such action does not adversely affect the interests of the Holders of the Notes in any material respect; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one Trustee; or

(8) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision; or

(9) to change any place or places where the principal of and premium, if any, and interest, if any, on the Notes shall be payable, the Notes may be surrendered for registration or transfer, the Notes may be surrendered for exchange, and notices and demands to or upon the Issuer may be served.

With Holder Consent

We and the Trustee may modify and amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes; however, we must have the consent of the Holder of each outstanding Note affected to:

(1) change the stated maturity of the principal of, or installment of interest, if any, on, the Notes, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

(2) change the currency in which the principal of (and premium, if any) or interest on such Notes are denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof;

(3) adversely affect the right of repayment or repurchase, if any, at the option of the Holder after such obligation arises, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(4) reduce the percentage of Holders whose consent is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults; or

(5) modify the provisions that require Holder consent to modify or amend the Indenture or that permit Holders to waive compliance with certain provisions of the Indenture or certain defaults.

The holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders, waive any past default under the Indenture with respect to Notes. However, such holders may not waive a past default in the payment of principal, premium or interest, or any sinking fund installment with respect to the Notes, or waive a covenant or provision that cannot be modified or amended, without the consent of the holders of each outstanding Note affected.

Consolidation, Merger, Sale or Lease of Assets

We may consolidate with or merge into, or transfer or lease all or substantially all of our assets to any corporation without the consent of the holders of the Notes under the Indenture if:

•	the successor corporation assumes our obligations on the Notes and under the Indenture;

•	after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

•	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by the Indenture, the Issuer or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure all the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•	the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, the above restrictions shall not apply in connection with the full and unconditional assumption (whether via merger, exchange or otherwise) of the Issuer’s obligations under the Notes and the

Indenture by HCA Inc. in accordance with the terms set forth under “— Transfer of the Notes at the Option of the Issuer.”

Defeasance

We may be discharged from our obligations under the Notes, and we will not be subject to the limitations in the Indenture discussed in the above sections, if we deposit with the Trustee trust money or U.S. government obligations that are sufficient to pay all principal, premium and interest on the Notes. We would deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not (1) cause the holders of the Notes to recognize income, gain or loss for United States income tax purposes or (2) result in the delisting of the Notes from any national securities exchange (if so listed).

Notices

Notices to holders will be mailed to the addresses of the holders listed in the security register.

Governing Law

We will construe the Indenture and the Notes in accordance with the laws of the State of New York.

Concerning the Trustee

The Trustee has normal banking relationships with us.

Certain Definitions

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliated Entity” means any Person which (i) does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets within the continental limits of the United States of America, (ii) is principally engaged in the business of financing (including, without limitation, the purchase, holding, sale or discounting of or lending upon any notes, contracts, leases or other forms of obligations) the sale or lease of merchandise, equipment or services (1) by the Issuer or HCA Inc., (2) by a Subsidiary (whether such sales or leases have been made before or after the date which such Person became a Subsidiary), (3) by another Affiliated Entity or (4) by any Person prior to the time which substantially all its assets have heretofore been or shall hereafter have been acquired by the Issuer or HCA Inc., (iii) is principally engaged in the business of owning, leasing, dealing in or developing real property, (iv) is principally engaged in the holding of stock in, and/or the financing of operations of, an Affiliated Entity, or (v) is principally engaged in the business of (1) offering health benefit products or (2) insuring against professional and general liability risks of the Issuer or HCA Inc.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 15, 2015 (such redemption price being set forth in the tables appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through November 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Business Day” means each day which is not a Legal Holiday.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio,” with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenues and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset sale, issuance or repayment of any Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of such Person (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Reorganization” means the series of transactions anticipated to occur on or about the Issue Date (or prior to the Release Date, as the case may be) resulting in the Issuer becoming the new parent holding company for the business and operations of HCA Inc. and its Subsidiaries and HCA Inc. becoming a direct Wholly-Owned Subsidiary of the Issuer.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to any offering of debt securities or bank financing and (ii) any amendment or other modification of such financing, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Issue Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Existing Notes” means the $402.5 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium-term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $2,000.0 million aggregate principal amount of 7.500% notes due 2022, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by HCA Inc. and outstanding on November 17, 2006.

“Existing Secured Bond Indentures” means (i) the Indenture, dated as of November 17, 2006, among HCA Inc., the guarantors named on Schedule I thereto and The Bank of New York Mellon, as trustee, (ii) the Indenture, dated as of February 19, 2009, among HCA Inc., the guarantors named on Schedule I thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, as collateral agent, (iii) the Indenture, dated as of April 22, 2009, among HCA Inc., the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, (iv) the Indenture, dated as of August 11, 2009, among HCA Inc., the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and (v) the Indenture, dated as of March 10, 2010, among HCA Inc., the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, in each of the cases (i) through (v) above, as the same may be supplemented, amended, restated or modified from time to time.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. Unless otherwise specified, the

Fixed Charge Coverage Ratio shall be calculated for the most recently ended four fiscal quarters for which internal financial statements of the Issuer and/or HCA Inc., as applicable, are available. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.

“Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would, in accordance with generally accepted accounting principles, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“GAAP” means generally accepted accounting principles in the United States which were in effect on November 17, 2006.

“HCA Holdings Transactions” means, collectively, the Corporate Reorganization, the issuance of the Notes and the use of proceeds therefrom, and amounts received from HCA Inc., in connection with the distribution to the Issuer’s stockholders and optionholders in amounts set forth in this prospectus.

“Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding on or about September 13, 2006 and with respect to which HCA Inc. was the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under HCA Inc.’s senior secured credit facilities and senior secured notes that are secured by a first priority lien.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Initial Purchasers” means Citigroup Global Markets Inc. and the other initial purchasers party to the purchase agreement related to the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., BAML Capital Partners, the successor organization to both Merrill Lynch Global Private Equity, Inc. and Merrill Lynch Global Partners, Inc., and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 23, 2010.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means mortgages, liens, pledges or other encumbrances.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Restricted Subsidiary, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Restricted Subsidiary by an Officer of such Restricted Subsidiary, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent), Citigroup Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC (which institutions were assignees of certain equity commitments of the Investors as of November 17, 2006), and each of their respective Affiliates or successors, that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries and located in the United States of America.

“Qualified IPO” means the issuance by Issuer or any direct or indirect parent of the Issuer of its common Equity Interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering), raising gross proceeds to the Issuer of not less than $1,000 million.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer and the Initial Purchasers.

“Restricted Subsidiary” means, at any time, (i) HCA Inc. and (ii) any other direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries for a period of more than three years of any Principal Property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Subordinated Indebtedness” means, with respect to the Notes, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and;

provided, however, that for purposes of “Certain Covenants — Limitation on Mortgages”, “Certain Covenants — Limitation on Sale and Lease-back” and “Certain Covenants — Exempted Transactions”, any Person that is an Affiliated Entity shall not be considered a Subsidiary.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and HCA Inc., as the same may have been amended.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2015; provided, however, that if the period from the Redemption Date to November 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer (other than HCA Inc.) which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary (other than HCA Inc.) of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer; and

(2) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which we or the initial purchasers of the outstanding notes are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all the conditions of any such exemption will be satisfied.

Because of the foregoing, the exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the exchange notes constitutes assets of any Plan or (ii) the purchase and holding of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the outstanding notes or the exchange notes (and holding or disposing the outstanding notes or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding and disposition of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes).

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns interests representing less than 1% of the capital commitments of the KKR Millennium Fund, L.P. and KKR 2006 Fund L.P.

EXPERTS

The consolidated financial statements of HCA Holdings, Inc. included in HCA Holdings, Inc.’s Current Report on Form 8-K dated July 26, 2011 for the year ended December 31, 2010, and the effectiveness of HCA Holdings, Inc.’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and HCA Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any materials filed with the SEC at the SEC’s Public

Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information filed electronically. Our website address is www.hcahealthcare.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, together with all other materials we file with or furnish to the SEC, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this prospectus, and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus.

You should rely only upon the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus.

This prospectus contains or incorporates by reference summaries of certain agreements entered into by us, including the indenture governing the notes, HCA Inc.’s senior secured credit facilities and certain other agreements. The descriptions of these agreements contained or incorporated by reference in this prospectus do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to us.

HCA Holdings, Inc.

Offer to Exchange

$1,525,000,000 aggregate principal amount of its 7 3/4% senior notes due 2021, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 7 3/4% senior notes due 2021.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our amended and restated bylaws indemnify our directors and officers to the full extent of the DGCL and also allow our Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

Our employment agreements with certain of our officers provide indemnification for such officers, who, at our request, may also serve on the board of directors of our affiliates, including HCA Inc. We have also agreed to indemnify certain of our officers for adverse tax consequences they may suffer pursuant to their employment agreements.

On November 1, 2009, HCA Inc. entered into an indemnification priority and information sharing agreement with the Sponsors and certain of its affiliated funds, which agreement was assumed by HCA Holdings, Inc. in the

Corporate Reorganization, to clarify the priority of advancement and indemnification obligations among us and any of our directors appointed by the Sponsors and other related matters.

We maintain a directors’ and officers’ liability insurance policy that covers our directors and officers in amounts that we believe are customary in our industry, including for liabilities in connection with the registration and offering of the exchange notes.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit
No.		Description

4.1		Indenture, dated as of November 23, 2010 among HCA Holdings, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 24, 2010, and incorporated herein by reference).
4.2		Form of 7 3/4% Senior Notes due 2021 (included in Exhibit 4.1).
5	.1*	Opinion of Simpson Thacher & Bartlett LLP.
12	.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23	.1*	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1).
23	.2*	Consent of Ernst & Young LLP.
24	.1*	Powers of Attorney (included on signature page of this prospectus).
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York, as trustee under the Indenture, dated as of November 23, 2010 among HCA Holdings, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominee.
99	.3*	Form of Letter to Clients.
99	.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.

(b) Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 21, 2011.

HCA Holdings, Inc.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard M. Bracken, R. Milton Johnson, David G. Anderson and John M. Franck II, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Bracken Richard M. Bracken	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 21, 2011

/s/ R. Milton Johnson R. Milton Johnson	President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 21, 2011

/s/ John P. Connaughton John P. Connaughton	Director	September 21, 2011

/s/ Kenneth W. Freeman Kenneth W. Freeman	Director	September 21, 2011

/s/ Thomas F. Frist III Thomas F. Frist III	Director	September 21, 2011

Signature	Title	Date

/s/ William R. Frist William R. Frist	Director	September 21, 2011

/s/ Christopher R. Gordon Christopher R. Gordon	Director	September 21, 2011

/s/ Jay O. Light Jay O. Light	Director	September 21, 2011

/s/ Geoffrey G. Meyers Geoffrey G. Meyers	Director	September 21, 2011

/s/ Michael W. Michelson Michael W. Michelson	Director	September 21, 2011

/s/ James C. Momtazee James C. Momtazee	Director	September 21, 2011

/s/ Stephen G. Pagliuca Stephen G. Pagliuca	Director	September 21, 2011